UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material under §240.14a-12

EQUITY COMMONWEALTH
(Name of Registrant as Specified in its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒    No fee required
☐    Fee paid previously with preliminary materials
☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

EQUITY COMMONWEALTH
Two North Riverside Plaza, Suite 2000
Chicago, IL 60606
April 29, 2024
Dear Shareholder:
You are cordially invited to the 2024 Annual Meeting of Shareholders (the “Annual Meeting”) of Equity Commonwealth. The Board of Trustees will hold the Annual Meeting in a virtual-only format. Meeting procedures for the virtual-only format will be disclosed ahead of the meeting, which will include a formal process for shareholders to participate and submit questions.
At the Annual Meeting, you will be asked to (i) consider and vote upon the 7 trustees named in our proxy materials to the Board of Trustees, (ii) approve, on a non-binding advisory basis, the compensation of our named executive officers as described in the Proxy Statement, (iii) ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024, and (iv) transact such other business as may properly come before the Annual Meeting. The accompanying Notice of the Annual Meeting describes these matters.
We have elected to provide access to our proxy materials on the Internet under the U.S. Securities and Exchange Commission’s “notice and access” rules, instead of mailing printed copies of those materials to each shareholder. Our proxy materials are available at www.proxyvote.com. We have sent to our shareholders a Notice of Internet Availability of Proxy Materials that provides instructions on how to access our proxy materials on the Internet. Please read the enclosed information carefully before submitting your proxy.
The Board of Trustees appreciates and encourages your participation in the Annual Meeting. Regardless of whether you plan to attend the Annual Meeting, it is important that your shares be represented. Accordingly, please vote your shares by following the instructions contained in our proxy materials. If you do attend the Annual Meeting, you may withdraw your proxy and vote at the Annual Meeting.

Sincerely,

David Helfand
Chair of the Board, President and Chief Executive Officer

EQUITY COMMONWEALTH
Two North Riverside Plaza, Suite 2000
Chicago, IL 60606
NOTICE OF 2024 ANNUAL MEETING OF SHAREHOLDERS
To be Held on June 18, 2024
To the Shareholders of Equity Commonwealth:
NOTICE IS HEREBY GIVEN that the 2024 Annual Meeting of Shareholders, and any adjournments or postponements thereof (the “Annual Meeting”), of Equity Commonwealth, a Maryland real estate investment trust (the “Company”), will be held in a virtual-only format on June 18, 2024 at 1:30 p.m. Central Time. You will be able to attend the Annual Meeting, vote your shares electronically and submit your questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/EQC2024 and entering your control number included in the notice containing instructions on how to access Annual Meeting materials or your proxy card. The Annual Meeting will be held for the following purposes:
1.    to consider and vote upon the 7 trustees named in our Proxy Statement to the Board of Trustees (the “Board”);
2.    to consider and vote upon, on a non-binding advisory basis, the compensation of our named executive officers;
3.    to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024; and
4.    to transact such other business as may properly come before the Annual Meeting or any postponement(s) or adjournment(s) thereof.
The Board will hold the 2024 Annual Meeting of Shareholders in virtual-only format. Broadridge, a global proxy services firm, will host the virtual-only Annual Meeting. In order to participate in the virtual-only Annual Meeting, vote during the Annual Meeting and submit questions, please log into the meeting platform at: www.virtualshareholdermeeting.com/EQC2024. Meeting procedures for the virtual-only format will be disclosed ahead of the meeting, which will include a formal process for shareholders to participate and submit questions. The virtual-only Annual Meeting will begin promptly at 1:30 p.m. Central Time, on June 18, 2024. Online access will begin at 1:15 p.m. Central Time. We encourage you to access the virtual-only Annual Meeting prior to the start time. Broadridge will have personnel ready to assist you with any technical difficulties you may have accessing the virtual-only Annual Meeting. Shareholders who hold their shares in “street name” through a broker or other financial institution or are registered shareholders may use the 16-digit control number and the instructions previously distributed to them to join the virtual-only Annual Meeting. We know of no other matters to come before the Annual Meeting. Only holders of record of Common Shares at the close of business on April 12, 2024 are entitled to notice of and to vote at the Annual Meeting or at any postponements or adjournments thereof.
Regardless of the number of shares you hold, as a shareholder your role is very important, and the Board strongly encourages you to exercise your right to vote. Pursuant to the U.S. Securities and Exchange Commission’s “notice and access” rules, our Proxy Statement, proxy card and 2023 Annual Report to Shareholders are available online at www.proxyvote.com.
We encourage you to contact the firm assisting us in the solicitation of proxies, D.F. King & Co., Inc. (“D.F. King”), if you have any questions or need assistance in voting your shares. Banks and brokers may call D.F. King collect at (212) 269-5550. Shareholders may call D.F. King toll-free at (800) 511-9495.

By Order of the Board of Trustees,

Orrin S. Shifrin
April 29, 2024	Executive Vice President,
Chicago, Illinois 60606	General Counsel and Secretary
REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO VOTE AT YOUR EARLIEST CONVENIENCE. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE AT THE ANNUAL MEETING.

i

ii

EQUITY COMMONWEALTH
Two North Riverside Plaza, Suite 2000
Chicago, IL 60606

PROXY STATEMENT

This Proxy Statement and related proxy materials are being made available to shareholders of Equity Commonwealth, a Maryland real estate investment trust (“Equity Commonwealth,” the “Company” or “EQC”) on or about April 29, 2024 in connection with the solicitation by our Board of Trustees (the “Board”) of proxies to be voted at the Company’s 2024 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on June 18, 2024, at 1:30 p.m., Central Time. The Board will hold the Annual Meeting in a virtual-only format in lieu of an in-person meeting. Meeting procedures for the virtual-only format will be disclosed ahead of the meeting, which will include a formal process for shareholders to participate and submit questions.
PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider. You should read the entire Proxy Statement carefully before voting.
Overview
In 2023, we focused our efforts on sourcing and evaluating potential investment opportunities where we could create long-term value for our shareholders. We ended the year with $2.2 billion of cash. Moving forward, we are focused on evaluating potential investment opportunities in our pipeline. We intend to remain disciplined as we seek an investment in a high-quality business with a compelling risk-reward profile. We are concurrently taking steps to facilitate the potential wind down of our business. Before the end of this year, we expect to either announce a transaction or move forward with a plan to wind down our business as part of our continued efforts to maximize shareholder value.
Since we took over responsibility for EQC in 2014 with a new Board and internalized management team, we have repositioned the Company and now have a small number of high-quality assets, a strong balance sheet with significant capacity and a track record of consistent execution. We have repositioned our portfolio as follows:
The EQC Starting Portfolio referenced above includes properties classified as discontinued operations as of March 31, 2014 and excludes two land parcels previously classified as properties.

Through December 31, 2023, we have also accomplished the following:
•Completed $7.6 billion of dispositions, including the sale of 164 properties totaling 44 million square feet and three land parcels;
•Distributed $1.8 billion, or $14.75 per Common Share, to our common shareholders;
•Repurchased $652 million of our Common Shares at a weighted average, dividend adjusted price of $17.63 per share;
•Repaid debt and preferred equity of $3.3 billion; and
•Generated a cash balance of $2.2 billion, or $19.95 per share.

Use of Disposition Proceeds Through December 31, 2023

EQC
$7.6bn from the sale of 164 assets
Repaid debt and preferred equity of $3.3bn
$1.7bn of distributions to common shareholders
$652mm of common share repurchases
$2.2bn of cash available from dispositions, operations and interest income

Through December 31, 2023, we have returned $2.4 billion to shareholders through common share distributions and share repurchases, while maintaining a significant cash balance of $2.2 billion.
2023 Performance Highlights
The Company’s significant accomplishments in 2023 included:
•Sourced and evaluated numerous external growth investment opportunities;
•Completed approximately 214,000 square feet of leasing in the four properties we held on December 31, 2023, including new leasing of approximately 57,000 square feet and lease renewals covering approximately 157,000 square feet;
•Continued to advance our sustainability initiatives to enhance corporate office and property sustainability, as well as social responsibility, including (i) creating a stand-alone Corporate Responsibility Report, (ii) obtaining an Independent Assurance Statement for emissions and energy consumption data at the Company's properties, (iii) maintaining LEED certification for 50% of our properties, (iv) completing our fourth annual GRESB real estate assessment, and (v) continuing to implement our diversity and inclusion (“D&I”) initiative;
•Repurchased $56.7 million, or 3.0 million of our Common Shares, at a weighted average price of $18.78 per share, reducing our Common Shares outstanding by 2.8%;
•Evaluated various potential wind down strategies; and
•Fostered an entrepreneurial culture with an emphasis on transparency and open communication, where working together physically and collaboratively is fundamental.

Executive Compensation Highlights
Our executive compensation program is designed to accomplish four key objectives:
1.    Align the long-term interests of our executive officers with the interests of the Company and the Company’s shareholders;
2.    Reward financial and operating performance and leadership excellence;
3.    Fairly compensate executive officers who create long-term value for the Company’s shareholders; and
4.    Retain and motivate executives to remain at the Company for the long-term.
To advance these objectives, our executive compensation program is centered on pay-for-performance principles that are aligned with the interests of our shareholders, including the following key components:
•Pay-for-Performance Alignment – We maintain strong pay-for-performance alignment with 64% of 2023 target compensation for our CEO and 58% for our other named executive officers being at-risk compensation that is contingent upon Company performance.
•Performance-Based Annual Cash Incentives – For 2023, 67% of our named executive officers’ annual cash bonus targets are based on the achievement of corporate performance goals established at the beginning of the year, with the remaining 33% of annual cash bonus targets being based on individual performance goals. Our cash bonus program may result in significant fluctuations in payouts depending on our financial and operating success each year.
•Focus on Long-Term Performance and Alignment with Our Shareholders – 60% of target compensation for our CEO and an average of 49% for our other named executive officers is paid in long-term equity awards that further enhance our named executive officers’ alignment with shareholders. 67% of our long-term equity awards consist of performance awards subject to forfeiture based upon a primary metric of three-year relative total shareholder return (“TSR”), with a secondary metric of absolute TSR if the Company’s TSR is negative, reducing any earned performance award by 25%. The remaining 33% of our long-term equity awards are time-based and subject to vesting over a four-year period with half vesting in the fourth year.
•Commitment to Strong Compensation Governance – Our executive compensation program is designed to achieve an appropriate balance between risk and reward by employing both good compensation governance and appropriate risk mitigation features, including:
◦Compensation clawback policy that covers all incentive-based compensation (cash and equity) for our current or former named executive officers and certain other officers in compliance with the SEC and NYSE rules that were finalized in June 2023 and became effective in October 2023;
◦Equity ownership requirements (including 6x base salary for our CEO), with: (i) ownership levels measured at the end of each fiscal year, (ii) the value of holdings based on the annual average closing price per share of our Common Shares, excluding the value of any unmeasured or unvested performance-based awards, and (iii) named executive officers required to hold all equity awards until the guidelines are met;
◦Anti-hedging and anti-pledging policies applicable to all of our named executive officers;
◦Long-term vesting requirements on equity awards;
◦Caps on short-term annual incentive program and long-term incentive compensation payouts;
◦Multiple performance factors that provide for a range of payouts (not all or nothing); and
◦Double-trigger change in control provisions and no excise tax gross-ups.

In Memoriam
1941-2023
In 2023, Sam Zell, our prior Chairman, passed away. Under his leadership, we transitioned EQC from external to internal management and brought on a new board as well as new executive officers and employees. We replaced our corporate governance and executive compensation program with industry best practices, and repositioned the Company, completing $7.6 billion of dispositions and returning $2.4 billion to shareholders through common share distributions and share repurchases, while maintaining a cash balance of $2.2 billion, or $19.95 per share, for future opportunities.
Mr. Zell is widely recognized as the founder of the modern REIT industry as well as an icon in the real estate industry and the business world. He was an entrepreneur and investor with a global perspective, an active philanthropist and a generous mentor. He fostered a unique culture that serves as the foundation of EQC, and the principles he inculcated continue to guide us. Mr. Zell also served as Chairman of Equity Group Investments (“EGI”), the private investment firm he founded more than 50 years ago. Mr. Zell was also the founder and Chairman of Equity International, a private investment firm focused on real estate-related companies outside the U.S., Equity Residential (NYSE: EQR), a multifamily real estate investment trust, and Equity LifeStyle Properties, Inc. (NYSE: ELS), a real estate investment trust focused on manufactured home communities.
We will miss his vision, curiosity and friendship.

Corporate Governance Highlights
We are committed to a corporate governance approach that promotes transparency as well as alignment with and accountability to our shareholders. We regularly look to improve our corporate governance policies and practices, including:

✔	Majority voting in uncontested trustee elections
✔	Annual trustee elections, with shareholder approval required to stagger the Board
✔	Lead independent trustee with robust duties
✔	6 of 7 trustees are independent
✔	Regular executive sessions of independent trustees
✔	All members of Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are independent
✔	All members of Audit Committee are financially literate with two of three being audit committee financial experts under SEC rules
✔	Annual board and committee review and self-evaluations
✔	Code of Business Conduct and Ethics that covers trustees and employees as well as the Company’s relationships with its vendors
✔	Meaningful share ownership guidelines for our trustees (4x annual cash retainer), Chief Executive Officer (6x salary) and other named executive officers (3x salary)
✔	Opted out of Maryland business combination and control share acquisition statutes
✔	No shareholder rights plan (commonly known as a “poison pill”)
✔	Active shareholder engagement
✔	Shareholders have ability to amend the Company’s bylaws by majority vote
Our Board reviews our corporate governance practices regularly, and we strive to operate the Company on a foundation of strong corporate governance principles. For additional information, see pages 21-29 below regarding our corporate governance policies.

Proposal/Voting Overview

Proposal	Board Vote Recommendation	Page # for Additional Information
Election of 7 Trustees	FOR each nominee	11
Advisory vote on executive compensation	FOR	17
Ratification of the appointment of independent registered public accounting firm	FOR	18
Annual Meeting Information

Date & Time:	June 18, 2024, at 1:30 p.m. Central Time
Place:	Virtual meeting at www.virtualshareholdermeeting.com/EQC2024
Record Date:	April 12, 2024
How to Vote

Online:	Vote at www.proxyvote.com using the shareholder identification number provided in the Proxy Notice
Telephone:	If you received printed materials, follow the “Vote by Phone” instructions on the proxy card
Mail:	If you received printed materials, mark, sign and date the proxy card and return it in the pre-paid envelope
Trustee Nominees

Name	Age as of Annual Meeting	Trustee Since	Independent
David A. Helfand	59	2014
Ellen-Blair Chube	43	2020	X
Martin L. Edelman	83	2014	X
Peter Linneman	73	2014	Lead Independent Trustee
Mary Jane Robertson	70	2014	X
Gerald A. Spector	77	2014	X
James A. Star	63	2014	X

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
Why am I receiving this Proxy Statement?
This Proxy Statement is furnished by the Board of Equity Commonwealth, a Maryland real estate investment trust, in connection with the Board’s solicitation of proxies for the Annual Meeting, and any adjournments or postponements thereof, to be held in a virtual-only format on June 18, 2024, at 1:30 p.m., Central Time. This Proxy Statement is first being made available to shareholders on or about April 29, 2024. Unless the context requires otherwise, references in this Proxy Statement to “Equity Commonwealth,” “we,” “our,” “us” and the “Company” refer to Equity Commonwealth, together with its consolidated subsidiaries.
Why didn’t I automatically receive a paper copy of the Proxy Statement, proxy card and Annual Report?
Pursuant to rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials via the Internet. Accordingly, rather than paper copies of our proxy materials, we are sending a Notice of Internet Availability of Proxy Materials (the “Proxy Notice”) to our shareholders.
How can I receive electronic access to the proxy materials?
The Proxy Notice includes instructions on how to access our proxy materials over the Internet at www.proxyvote.com and how to request a printed set of the proxy materials by mail or an electronic set of materials by e-mail.
In addition, shareholders may request to receive future proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. Choosing to receive future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the environmental impact of our annual meetings. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and the proxy voting site. Your election to receive future proxy materials by e-mail will remain in effect until you terminate it.
What am I being asked to vote on?
You are being asked to consider and vote upon the following proposals:
●    Proposal 1 (Election of Trustees): the election of the 7 trustees named in this Proxy Statement to our Board;
●    Proposal 2 (Advisory Vote on Executive Compensation): on a non-binding advisory basis, the compensation of our named executive officers, as described in this Proxy Statement; and
●    Proposal 3 (Ratification of the Appointment of Ernst & Young LLP): the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024.
Our Board knows of no other matters to be brought before the Annual Meeting.
What are the Board’s voting recommendations?
The Board recommends that you vote as follows:
●    Proposal 1 (Election of Trustees): “FOR” each of the Board’s nominees for election as trustee;
●    Proposal 2 (Advisory Vote on Executive Compensation): “FOR” approval, on a non-binding advisory basis, of the compensation of our named executive officers; and
●    Proposal 3 (Ratification of the Appointment of Ernst & Young LLP): “FOR” ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024.
Who is entitled to vote at the Annual Meeting?
The close of business on April 12, 2024 has been fixed as the record date (the “Record Date”) for the Annual Meeting. Only shareholders of record of our Common Shares of beneficial interest, $0.01 par value per share (“Common Shares”), at the close of business on the Record Date are entitled to notice of, to attend, and to vote at the Annual Meeting. April 12, 2024, we had 107,223,284 Common Shares outstanding.

What are the voting rights of shareholders?
Each Common Share is entitled to one vote on each matter to be voted on.

How do I vote?
If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, you are considered the shareholder of record with respect to those shares and the Proxy Notice was sent directly to you by us. In that case, you may instruct the proxy holders named in the proxy card (the “Proxy Agents”) how to vote your Common Shares in one of the following ways:
●    Vote online. You can access proxy materials and authorize a proxy to vote your shares at www.proxyvote.com. To vote online, you must have the shareholder identification number provided in the Proxy Notice.
●    Vote by telephone. If you received printed materials, you also have the option to authorize a proxy to vote your shares by telephone by following the “Vote by Phone” instructions on the proxy card.
●    Vote by regular mail. If you received printed materials and would like to authorize a proxy to vote your shares by mail, please mark, sign and date your proxy card and return it promptly in the postage-paid envelope provided.
Proxies submitted over the Internet, by telephone or by mail must be received by 11:59 p.m., Eastern Time, on June 17, 2024.
If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Proxy Notice was forwarded to you by that organization. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. You should instruct your broker or nominee how to vote your shares by following the voting instructions provided by your broker or nominee.
How are proxy card votes counted?
Proxies submitted properly via one of the methods discussed above will be voted in accordance with the instructions contained therein. If the proxy is submitted but voting instructions are not made, the proxy will be voted “FOR” each of the 7 trustee nominees, “FOR” approval, on a non-binding advisory basis, of the compensation of our named executive officers, “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024, and in such manner as the Proxy Agents, in their discretion, determine upon such other business as may properly come before the Annual Meeting. If the proxy is submitted and voting instructions are made for some, but not all, of the proposals, as to matters in which instructions are given, the proxy will be voted in accordance with those instructions, and for all other proposals, the proxy will be voted as described in the prior sentence.
If your Common Shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, under applicable rules of the New York Stock Exchange (the “NYSE”) (the exchange on which our Common Shares are traded), the brokers will vote your shares according to the specific instructions they receive from you. If brokers that hold Common Shares for a beneficial owner do not receive voting instructions from that owner at least 10 days prior to the Annual Meeting, the broker may only vote on the proposal if it is considered a “routine” matter under the NYSE’s rules. On non-routine matters, nominees do not have discretionary voting power and cannot vote without instructions from the beneficial owners, resulting in a so-called “broker non-vote.” Pursuant to the rules of the NYSE, the election of trustees and the approval of the compensation of our named executive officers are each a “non-routine” matter and brokerage firms may not vote without instructions from their client on these matters, resulting in a broker non-vote. In contrast, ratification of the appointment of an independent registered public accounting firm is considered a “routine” matter under NYSE’s rules, which means that brokers have discretionary voting authority to the extent they have not received voting instructions from their client on the matter.

How many votes are needed for each of the proposals to pass?
The proposals to be voted on at the Annual Meeting have the following voting requirements:
●    Proposal 1 (Election of Trustees): You may vote “FOR” all nominees, “WITHHOLD” your vote as to all nominees or vote “FOR” all nominees except those specific nominees from whom you “WITHHOLD” your vote. Pursuant to our Articles of Amendment and Restatement of Declaration of Trust (our “Declaration of Trust”), in an uncontested election, a majority of votes cast at the Annual Meeting is required to elect each trustee. “Majority of votes cast” means that the number of shares voted “FOR” a trustee’s election exceeds 50% of the total number of votes cast with respect to that trustee’s election, with votes “cast” including all votes “FOR” and “WITHHOLD.” There is no cumulative voting in the election of trustees. For purposes of the election of trustees, abstentions and other shares not voted (whether by broker non-vote or otherwise) will not be counted as votes cast and will have no effect on the result of the vote, although abstentions and broker non-votes will be considered present for the purpose of determining the presence of a quorum.
●    Proposal 2 (Advisory Vote on Executive Compensation): You may vote “FOR,” “AGAINST” or “ABSTAIN” on Proposal 2. The affirmative vote of a majority of votes cast at the Annual Meeting is required to adopt a resolution approving, on a non-binding advisory basis, the compensation of our named executive officers described in this Proxy Statement. For purposes of the vote on Proposal 2, abstentions and other shares not voted (whether by broker non-vote or otherwise) will not be counted as votes cast and will have no effect on the result of the vote, although abstentions and broker non-votes will count toward the presence of a quorum. While the vote on Proposal 2 is advisory in nature and non-binding, the Board will review the voting results and expects to take them into consideration when making future decisions regarding the compensation of our named executive officers.
●    Proposal 3 (Ratification of the Appointment of Ernst & Young LLP): You may vote “FOR,” “AGAINST” or “ABSTAIN” on Proposal 3. The affirmative vote of a majority of votes cast at the Annual Meeting is required to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024. For purposes of the vote on Proposal 3, abstentions and other shares not voted will not be counted as votes cast and will have no effect on the result of the vote, although abstentions will count toward the presence of a quorum. Broker non-votes are not expected for this proposal.
What will constitute a quorum at the Annual Meeting?
A quorum of shareholders is required for shareholders to take action at the Annual Meeting, except that the Annual Meeting may be adjourned if less than a quorum is present. The presence, through the virtual meeting platform or by proxy, of holders of Common Shares entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting on any matter will constitute a quorum. Shares that are voted “FOR,” “AGAINST,” “WITHHOLD” or “ABSTAIN” will be treated as being present at the Annual Meeting for purposes of establishing a quorum. Accordingly, if you have returned a valid proxy or attend the Annual Meeting through the virtual meeting platform, your shares will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters. Broker non-votes will also be counted as present for purposes of determining the presence of a quorum.
Who can attend the Annual Meeting?
Only shareholders as of the close of business on the Record Date, or their duly appointed proxies, may attend the Annual Meeting. Shareholders may be asked to provide proof of stock ownership as of the close of business on the Record Date. If you are not a shareholder of record but hold shares through a broker or nominee (i.e., in street name), you should provide proof of beneficial ownership on the close of business on the Record Date, such as your most recent account statement, a copy of the voting instruction card provided by your broker, trustee or nominee or other similar evidence of ownership.
If I plan to attend the Annual Meeting, should I still vote by proxy?
Yes. Voting in advance does not affect your right to attend the virtual-only Annual Meeting. If you send in your proxy card and also attend the Annual Meeting, you do not need to vote again at the Annual Meeting unless you want to change your vote. Ballots will be available at the meeting for shareholders of record as of the close of business on the Record Date. If you are not a shareholder of record as of the close of business on the Record Date, but hold shares through a broker or nominee (i.e., in street name), you may vote your shares at the Annual Meeting only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions prior to the meeting as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

Will any other matters be voted on?
The proposals set forth in this Proxy Statement constitute the only business that the Board intends to present at the Annual Meeting. The proxy does, however, confer discretionary authority upon the Proxy Agents or their substitutes to vote on any other business that may properly come before the meeting. If the Annual Meeting is postponed or adjourned, the Proxy Agents can vote your shares on the new meeting date as well, unless you have revoked your proxy.

May I change my vote after I have voted?
You may revoke your proxy at any time prior to its use by (i) delivering a written notice of revocation to our Secretary at Two North Riverside Plaza, Suite 2000, Chicago, Illinois 60606, (ii) filing a duly executed proxy bearing a later date with us, or (iii) attending and voting at the Annual Meeting. Attendance at the Annual Meeting will not automatically revoke a previously authorized proxy unless you vote again. If your Common Shares are held by a broker, bank or any other persons holding Common Shares on your behalf, you must contact that institution to revoke a previously authorized proxy.
Who is soliciting the proxies and who pays the costs?
The enclosed proxy for the Annual Meeting is being solicited by the Board. Proxies also may be solicited, without additional compensation, by our trustees and officers by mail, telephone or other electronic means or in person. We are paying the costs of this solicitation, including the preparation, printing, mailing and website hosting of proxy materials. We will request banks, brokers and other custodians, nominees and fiduciaries to forward proxy materials to the beneficial owners of our Common Shares and to obtain their voting instructions. We will reimburse those firms for their expenses. In addition, we have retained D.F. King to assist in the solicitation of proxies, for which we will pay a fee of $10,000 plus reimbursement of expenses. We have agreed to indemnify D.F. King against certain liabilities arising out of our agreement with D.F. King.
No person is authorized to give any information or to make any representation not contained in this Proxy Statement, and, if given or made, you should not rely on that information or representation as having been authorized by us. The delivery of this Proxy Statement does not imply that the information herein has remained unchanged since the date of this Proxy Statement.
Whom should I call if I have questions or need assistance voting my shares?
Please call the firm assisting us in the solicitation of proxies, D.F. King, if you have any questions or need assistance in voting your shares. Banks and brokers may call D.F. King collect at (212) 269-5550. Shareholders may call D.F. King toll-free at (800) 511-9495.

PROPOSAL 1: ELECTION OF TRUSTEES
The Board has set the number of trustees at 7. The 7 individuals named below, each of whom currently serves on our Board, have been recommended by our Nominating and Corporate Governance Committee and nominated by our Board to serve on the Board until our 2025 Annual Meeting of Shareholders and until their respective successors are elected and qualified. Based on its review of the relationships between the trustee nominees and the Company, the Board has determined that all of our trustees, other than David Helfand, are independent under applicable SEC and NYSE rules.
The Board has no reason to believe that any of the persons named below as a nominee for our Board will be unable, or will decline, to serve as a member of the Board if elected. If any nominee is unavailable for election or service, the Board may designate a substitute nominee and the persons designated as proxy holders on the proxy card will vote for the substitute nominee recommended by the Board. Under these circumstances, the Board also may, as permitted by our bylaws, decrease the size of the Board.
The Nominating and Corporate Governance Committee has set forth in a written policy the minimum qualifications that a trustee candidate must possess. See “Corporate Governance and Board Matters—Trustee Nominee Selection Process.”
Trustee Nominees
The table below sets forth the names, ages and years of service of the trustees nominated for election at the Annual Meeting, as well as the positions and offices held.

Name	Position With the Company	Age as of the Annual Meeting	Years of Service
David A. Helfand	Chair of the Board, President and Chief Executive Officer	59	10
Ellen-Blair Chube	Trustee	43	4
Martin L. Edelman	Trustee	83	10
Peter Linneman	Lead Independent Trustee	73	10
Mary Jane Robertson	Trustee	70	10
Gerald A. Spector	Trustee	77	10
James A. Star	Trustee	63	10
Set forth below is certain biographical information of our trustee nominees.

Mr. Helfand has been the Chair of our Board since May 2023 and has been our trustee, President and Chief Executive Officer since May 2014. Mr. Helfand serves as an Advisor to EGI, a private investment firm, where he previously served as Co-President, overseeing EGI’s real estate activities. Mr. Helfand is also the Founder and President of Helix Funds LLC (“Helix Funds”), a private real estate investment management company. He also served as Chief Executive Officer for American Residential Communities LLC (“ARC”), a Helix Funds portfolio company. Before founding Helix Funds, Mr. Helfand served as Executive Vice President and Chief Investment Officer for Equity Office Properties Trust (“EOP”), the largest REIT in the U.S. at the time. Prior to working with EOP, Mr. Helfand served as a Managing Director and participated in the formation of Equity International, a private investment firm focused on real estate-related companies outside the U.S. He was also the President and Chief Executive Officer of Equity LifeStyle Properties (NYSE: ELS), an operator of manufactured home communities, and served as Chairman of the board’s audit committee. His earlier career included investment activity in a variety of asset classes, including retail, office, parking and multifamily. Mr. Helfand also serves as a Director of the Ann & Robert H. Lurie Children’s Hospital of Chicago, on the National Association of Real Estate Investment Trusts (“Nareit”) Advisory Board of Governors, on the Executive Committee of the Samuel Zell and Robert Lurie Real Estate Center at the Wharton School of the University of Pennsylvania, on the Executive Committee of the Kellogg Real Estate Center at Northwestern University, and on the Board of Visitors at the Weinberg College of Arts and Sciences at Northwestern University. Mr. Helfand holds an M.B.A. from the University of Chicago Graduate School of Business and a B.A. from Northwestern University.
Qualifications
• Over 25 years of experience managing real estate investments and serving in executive leadership roles at domestic and international real estate-related companies in a variety of sectors
• Significant M&A, transactional and operational expertise gained through his professional experiences, including:
◦EQC, where he has overseen the transition of the Company from external to internal management, with a new board, executive officers and employees, and the repositioning of the Company through the completion of $7.6 billion of dispositions,
◦Helix Funds, where he had oversight responsibilities for the acquisition, management and disposition of more than $2.2 billion of real estate assets
◦EOP, where he led approximately $12 billion of mergers and acquisitions activity.
• Deep knowledge of corporate finance and reporting, including from his professional experience as CEO of EQC, ARC and ELS.

David A. Helfand Chair, President and CEO Age: 59 Chair since: 2023 Trustee, President and CEO since: 2014

Ms. Chube served as a Partner, Managing Director and Client Service Officer for the Investment Bank of William Blair from 2015 through 2023. Prior to joining William Blair, Ms. Chube was Vice President and Chief of Staff to the Chairman and CEO at Ariel Investments. Before Ariel, Ms. Chube spent nearly a decade in Washington, D.C. working on financial services policy in both the House of Representatives and the U.S. Senate, including serving as the Staff Director for the Senate Banking Subcommittee on Security, International Trade and Finance, and as Senator Evan Bayh’s chief adviser on all Banking Committee and economic issues. Ms. Chube serves on the Board of Oil-Dri Corporation of America (NYSE: ODC), where she serves as Chair of the Nominating Committee and the Compensation Committee. She is a trustee of the Museum of Contemporary Art in Chicago (Chair, Audit Committee; Finance, Executive Committee) and is Chair of the Board of Uniting Voices Chicago. Ms. Chube holds a J.D. from Georgetown University Law Center and a B.A. in political science from Northwestern University.
Qualifications
• Expertise in delivering quality client service developed while at William Blair, where she was responsible for high-level engagement with clients, including the development of a global client service platform to obtain insights and feedback from the firm’s clients on their individual and collective interactions.
• Extensive knowledge in financial regulation, policymaking and corporate governance best practices obtained during her time working on federal financial services policy, including her role for the Senate Banking Subcommittee on Security, International Trade and Finance, and as the person responsible for Senator Evan Bayh’s legislative priorities on corporate governance in the Dodd-Frank financial regulatory reform bill enacted in July 2010.
• Acquired extensive business and investment management knowledge at Ariel Investments, where she was responsible for providing strategic and operational support, as well as translating the firm’s short and long-term vision into actionable strategies. She also developed business and investment skills in leadership positions at Willam Blair as well as during her notable public service career.

Ellen-Blair Chube Age: 43 Independent Trustee since: 2020 Committees: • Audit • Nominating and Corporate Governance

Mr. Edelman was a partner in the Real Estate practice of Paul Hastings LLP, an international law firm, from 1972 to 1994 and has served there as Of Counsel since 1994. Mr. Edelman has been a real estate advisor to Grove Investors and is a partner at Fisher Brothers, a real estate partnership. He has also done extensive work in Europe, Canada, Mexico, Japan, the Middle East and Latin America. Mr. Edelman is a Director of Aldar Properties PJSC (ADX: ALDAR) and GlobalFoundries (NASDAQ: GFS). He served as a Director of Blackstone Mortgage Trust, Inc. (NYSE: BXMT) from 1997 to 2023, as a Director of Morgans Hotel Group Co. (NASDAQ: MHGC) from 2014 to 2015, as a Director of Avis Budget Group, Inc. (NASDAQ: CAR) from 1997 to 2013, as a Director of Ashford Hospitality Trust, Inc. (NYSE: AHT) from 2003 to 2014 and also served on the Board of Directors of Advanced Micro Devices, Inc. (NYSE: AMD) from 2012 to 2017. He also currently serves on the boards of various nongovernmental organizations. Mr. Edelman holds an A.B. from Princeton University and an LL.B. from Columbia Law School.
Qualifications
• Extensive legal and financial expertise developed over his more than 40-year legal career, during which he has been involved in all stages of the legal development of pioneering financial structures, including participating debt instruments, institutional joint ventures in real estate, and joint ventures between U.S. financial sources and European real estate companies.
• Significant experience advising companies in large, complex real estate and corporate transactions, including cross-border transactions, from a four-decade legal practice concentrated on real estate and corporate M&A transactions, resulting in considerable experience in complex negotiations involving acquisitions, dispositions and financing.
• In-depth knowledge of corporate governance best practices obtained through his decades of collective service on the board of directors of public companies across the real estate, financial services, transportation, hospitality and technology sectors.

Martin L. Edelman Age: 83 Independent Trustee since: 2014 Committees: • Nominating and Corporate Governance

Dr. Linneman has been the Founding Principal of Linneman Associates, a real estate advisory firm, since 1979. Dr. Linneman has served as the Chief Executive Officer of American Land Funds and KL Realty Fund, private real estate acquisition firms, since 2010. Dr. Linneman previously served as Senior Managing Director of Equity International, a private investment firm focused on real estate-related companies outside the U.S., from 1998 to 1999, and Vice Chairman of Amerimar Realty, a private real estate investment company, from 1996 to 1997. Dr. Linneman has experience as a financial consultant and has served on numerous audit committees. He has served as Chairman of the Board of Rockefeller Center Properties, Inc., a real estate investment trust, and on the Board of Directors of Atrium European Real Estate, a public European real estate company. Dr. Linneman currently serves on the Board of Directors of Regency Centers Corporation (NASDAQ: REG), AG Mortgage Investment Trust, Inc. (NYSE: MITT) and Paramount Group Inc. (NYSE: PGRE), each of which is a public real estate investment trust. Dr. Linneman is also the Emeritus Albert Sussman Professor of Real Estate, Finance and Public Policy at the Wharton School of the University of Pennsylvania, where he was a professor of Real Estate, Finance and Public Policy from 1979 to 2011 and was the founding co-editor of The Wharton Real Estate Review. He also served as the Director of Wharton’s Samuel Zell and Robert Lurie Real Estate Center for 13 years. Dr. Linneman holds both Master’s and Doctoral degrees in economics from the University of Chicago and a B.A. from Ashland University.
Qualifications
• Leading expertise in real estate investment and operations developed over his nearly 40 years of real estate experience, including through his role as the Founding Principal of a real estate advisory firm in 1979, as CEO of two private real estate acquisition firms for over a decade, as a professor of Real Estate, Finance and Public Policy at the Wharton School of the University of Pennsylvania since 1979 and by authoring more than 100 scholarly publications, including the Linneman Letter, Real Estate Finance and Investments: Risks and Opportunities.
• Extensive expertise in real estate transactional and strategic matters gained through his decades of experience, including as a financial consultant, his over 20 years of executive leadership roles at real estate investment firms, and his experience as Chairman of the Board of Rockefeller Center Properties, during which he led the successful restructuring and sale of Rockefeller Center in the mid-1990s.
• Extensive corporate finance, financial reporting and corporate governance expertise gained while serving on over 20 public and private company boards, including as director of eleven NYSE-listed companies.

Dr. Peter Linneman Age: 73 Lead Independent Trustee since: 2014 Committees: • Audit • Compensation

Ms. Robertson was the Executive Vice President, Chief Financial Officer and Treasurer of Crum & Forster Holdings Corp. (“C&F”), an insurance holding company and a wholly-owned subsidiary of Fairfax Financial Holdings Limited (TSX: FFH), from 1999 to 2014. C&F was an SEC reporting company from 2004 to 2010. Prior to joining C&F, from 1998 to 1999, Ms. Robertson was Managing Principal, Chief Financial Officer and Treasurer of Global Markets Access Ltd. (Bermuda), a company that was formed to act as a financial guaranty reinsurer. Ms. Robertson also served as Senior Vice President and Chief Financial Officer of Capsure Holdings Corp. (“Capsure”), a former NYSE-traded insurance holding company, from 1993 to 1997 and was Executive Vice President and Chief Financial Officer of United Capitol Insurance Company, a specialty excess and surplus lines insurer in Atlanta acquired by Capsure in 2010, from its founding in 1986 to 1993. She is a Certified Public Accountant with 10 years of public accounting experience at Coopers & Lybrand. From 2009 to 2014, Ms. Robertson served as a Director of C&F and, from 1999 to 2014, she served as a Director of substantially all of C&F’s direct and indirect wholly owned subsidiaries. Ms. Robertson currently serves on the boards of certain of the member companies of MSIG North America, a wholly owned subsidiary of MS & AD, a global leader in property-casualty insurance based in Japan, as well as the board of trustees of the Mayo Performing Arts Center, a non-profit theater located in Morristown, NJ. Ms. Robertson previously served on the Board of Directors of Russell Corporation, a former NYSE-listed public company, from July 2000 to August 2006 and was Chair of its audit committee from 2002 to 2006. Ms. Robertson holds a Bachelor of Commerce from the University of Toronto.
Qualifications
• Deep knowledge of corporate finance and financial reporting gained over her 30 years of experience as a Chief Financial Officer of public and private companies and her decade of experience in public accounting.
• Significant expertise in risk management developed throughout her time in public company executive leadership, including particular expertise related to corporate finance and capital management.
• Extensive legal, regulatory and corporate governance knowledge gained through her decades of service as a CFO and as a board member on public and private companies.

Mary Jane Robertson Age: 70 Independent Trustee since: 2014 Committees: • Audit, Chair

From June 1993 through June 2019, Mr. Spector served on the Board of Trustees of Equity Residential, a real estate investment and management company focusing on apartment communities, including as Vice Chairman from 2007 through June 2019 and as a member of the audit committee. Mr. Spector was the Chief Operating Officer of the Tribune Company from December 2009 through December 2010, and served as its Chief Administrative Officer from December 2007 through December 2009. Mr. Spector was Executive Vice President of Equity Residential from March 1993 and was Chief Operating Officer of Equity Residential from February 1995 until his retirement in December 2007. He began his real estate career in the early 1970s and has extensive prior public and private board experience as well. Mr. Spector holds a B.S.B.A. from Roosevelt University and is a Certified Public Accountant.
Qualifications
• Extensive management and financial experience acquired through more than 45 years of managing and operating real estate companies through various business cycles, including over a decade in executive roles and over two decades as a trustee for Equity Residential.
• Significant operational and strategic expertise developed as Chief Administrative Officer and Chief Operating Officer of the Tribune Company as well as during his 12 years as Chief Operating Officer of Equity Residential.
• Demonstrated leadership skills at the corporate board and executive levels.

Gerald A. Spector Age: 77 Independent Trustee since: 2014 Committees: • Compensation, Chair

From 2003 through October 2023, Mr. Star served as President and Chief Executive Officer and then Executive Chairman of Longview Asset Management (“Longview”), a multi-strategy investment firm. From 1994 until his retirement from the company in October 2023, he also served as a Vice President of Henry Crown and Company, (“HCC”), a private family investment firm affiliated with Longview. Mr. Star began his investment career in 1991 as a securities analyst. Until his retirement from HCC, Mr. Star was a member of the retirement plan investment committees for HCC, Great Dane Limited Partnership, Gillig LLC, Provisur Technologies, Inc., and Trail King Industries, Inc., as well as a special manager of Longview Trust Company, for more than five years. Since May 2019, Mr. Star has served on the Board of Directors of Chewy, Inc. (NYSE: CHWY), a leading online retailer of pet food and products. Mr. Star previously served on the Board of Directors of the parent company of PetSmart, a leading retailer of pet supplies and services, from 2014 to 2019, of Allison Transmission Holdings, Inc. (NYSE: ALSN) from May 2016 to May 2018, and of Teaching Strategies, a software company focused on the education market, from 2014 until its sale in 2021. He is a non-executive chairman of Atreides Management, a technology-focused investment firm, a director of a private company focused on ESG-rated securities, and serves on advisory boards affiliated with Tang Industries, a metals manufacturer and trading firm, Paragon Biosciences, a drug discovery company, and Valor Equity Partners, a growth capital firm. Mr. Star received a B.A. from Harvard University and holds a J.D. from Yale Law School and a Masters of Management from Kellogg Graduate School of Management at Northwestern University.
Qualifications
• Significant investment management, accounting and finance experience gained over his career in the investment sector, including two decades as President and CEO and then Executive Chairman of Longview, an investment firm which assesses, implements and oversees a wide variety of publicly traded and private equity investments across multiple industries and countries.
• Expertise in legal and regulatory compliance acquired beginning with his practicing of corporate and securities law as a member of the Illinois bar prior to his investment career and continuing throughout his extensive career in the public and private sectors.
• In-depth corporate governance knowledge gained through his experience serving on boards of directors for a wide range of public and private companies, including in the financial/investment, technology, retail and manufacturing sectors.

James A. Star Age: 63 Independent Trustee since: 2014 Committees: • Compensation • Nominating and Corporate Governance, Chair

Vote Required and Recommendation
Trustees are elected by a majority of votes cast in an uncontested election (meaning an election in which the number of nominees for election equals or is less than the number of trustees to be elected). The current election is uncontested and therefore a majority of votes cast for each trustee nominee is required to elect a trustee nominee. For purposes of this proposal, “a majority of votes cast” means that the number of shares voted “FOR” a trustee’s election exceeds 50% of the total number of votes cast with respect to that trustee’s election, and votes “cast” means votes “FOR” and “WITHHOLD.” There is no cumulative voting in the election of trustees. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.
THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT
SHAREHOLDERS VOTE “FOR” ELECTION OF EACH OF THE NOMINEES SET FORTH ABOVE.

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
In accordance with the requirements of Section 14A of the Exchange Act, we are presenting this proposal, commonly known as a “say-on-pay” proposal, to provide shareholders the opportunity to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers as described in this Proxy Statement.
We believe our executive compensation policies and procedures are centered on pay-for-performance principles and are closely aligned with the long-term interests of our shareholders. As described under the heading “Compensation Discussion and Analysis,” our executive compensation program is designed to attract and retain effective executives, to reward them for superior performance and to ensure that compensation provided to them remains competitive. We seek to align the interests of our executives and shareholders by tying compensation to the achievement of key operating objectives that we believe enhance shareholder value over the long term and by encouraging executive share ownership so that a portion of each executive’s compensation is tied directly to shareholder value.
For these reasons, we are recommending that our shareholders vote “FOR” the following resolution:
“RESOLVED, that the shareholders hereby approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers for 2023, as disclosed in the “Compensation Discussion and Analysis,” the compensation tables and the related narrative executive compensation disclosure contained in the Proxy Statement.”
While the vote on this resolution is advisory in nature and therefore will not bind us to take any particular action, our Board intends to carefully consider the shareholder vote resulting from the proposal in making future decisions regarding the compensation of our named executive officers.
Vote Required and Recommendation
The affirmative vote of a majority of the votes cast at the Annual Meeting with respect to the matter is required to approve (on a non-binding advisory basis) the compensation of the Company’s named executive officers. For purposes of the vote on this proposal, abstentions and other shares not voted (whether by broker non-vote or otherwise) will not be counted as votes cast and will have no effect on the result of the vote.
THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR”
APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm selected to audit our consolidated financial statements. The Audit Committee has selected and appointed Ernst & Young LLP as our independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2024. Ernst & Young LLP has been engaged as the Company’s independent registered public accounting firm since 1986.
In order to ensure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of our independent registered public accounting firm. In selecting Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024, the Audit Committee carefully considered Ernst & Young LLP’s qualifications, including the firm’s performance as independent registered public accountants for the Company in prior years and its reputation for integrity and competence in the fields of accounting and auditing. Further, the Audit Committee and its Chair were directly involved in the selection of Ernst & Young LLP’s lead engagement partner. The members of the Audit Committee and the Board believe that the continued retention of Ernst & Young LLP to serve as our independent registered public accounting firm is in the best interests of the Company and its shareholders.
Although shareholder approval is not required, we desire to obtain from our shareholders an indication of their approval of the Audit Committee’s selection of Ernst & Young LLP as our independent registered public accounting firm for 2024. Even if the appointment of Ernst & Young LLP as our independent registered public accounting firm is ratified, the Audit Committee may, in its discretion, change that appointment at any time during the year should it determine such a change would be in our and our shareholders’ best interests. If our shareholders do not ratify this appointment, the Audit Committee may consider the appointment of another independent registered public accounting firm, but will not be required to appoint a different firm.
A representative of Ernst & Young LLP will not be making a statement at the Annual Meeting but will be present and available to respond to appropriate questions.
Vote Required and Recommendation
The affirmative vote of a majority of votes cast at the Annual Meeting is required to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024. Therefore, for purposes of this proposal, abstentions and other shares not voted will not be counted as votes cast and will have no effect on the result of the vote, although abstentions will count toward the presence of a quorum.
THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024.
Principal Accountant Fees and Services
Ernst & Young LLP acted as our independent registered public accounting firm for 2023 and 2022. The fees and expenses for services provided by Ernst & Young LLP to us for the last two fiscal years are listed in the table below:

	2023	2022
Audit fees	$664,250	$643,500
Audit related fees	—	—
Tax fees	—	—
Subtotal	$664,250	$643,500
All other fees*	3,600	3,600
Total fees	$667,850	$647,100
*    “All other fees” related to subscription fees incurred for Ernst & Young LLP’s online accounting and reporting research tool.

Pre-Approval Policies and Procedures
The Audit Committee has established policies and procedures to review and approve the engagement of the Company’s independent auditor to provide any audit or non-audit services to the Company, either pursuant to the Audit Committee’s Policy Regarding Pre-Approval of Audit and Non-Audit Services (the “Pre-Approval Policy”) or through a separate pre-approval by the Audit Committee, which policies and procedures are intended to control the services provided by our independent registered public accounting firm and to monitor their continuing independence.
Under these policies and procedures, no services may be undertaken by the independent registered public accounting firm unless the engagement is specifically approved by the Audit Committee or the services are included within a category that has been pre-approved in the Pre-Approval Policy. The maximum charge for services is established by the Pre-Approval Policy or by the Audit Committee when the specific engagement or the category of services is approved.
All services for which we engaged our independent registered public accounting firm in 2023 and 2022 were approved by the Audit Committee. The total fees for audit and non-audit services provided by Ernst & Young LLP in 2023 and 2022 are set forth above. The Audit Committee approved the engagement of Ernst & Young LLP to provide the non-audit services because it determined that Ernst & Young LLP providing these services would not compromise its independence and that its familiarity with our record keeping and accounting systems would permit it to provide these services with equal or higher quality, more quickly and at a lower cost than we could obtain these services from other providers.

AUDIT COMMITTEE REPORT
The Audit Committee is currently composed of Ms. Robertson, Ms. Chube and Mr. Linneman. The members of the Audit Committee are appointed by and serve at the discretion of the Board. All members of the Audit Committee are independent under applicable NYSE and SEC rules.
One of the principal purposes of the Audit Committee is to assist the Board in the oversight of the integrity of the Company’s financial statements. The Company’s management team has the primary responsibility for the financial statements and the reporting process, including the Company’s accounting policies, internal audit function, system of internal controls and disclosure controls and procedures. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2023 with our management.
The Audit Committee also is responsible for assisting the Board in the oversight of the qualification, independence and performance of the Company’s independent auditor. The Company’s independent auditor is currently Ernst & Young LLP. The Audit Committee reviewed the audited financial statements for the year ended December 31, 2023 with the independent auditor, who is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, its judgment as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards and those matters required to be discussed by applicable standards of the Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard 1301, Communications with Audit Committees, and SEC rules and regulations, including Rule 2-07, Communication with Audit Committees, of Regulation S-X.
The independent auditor has provided to the Audit Committee the written disclosures regarding the independent auditor’s independence required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, and the Audit Committee has discussed with the independent auditors their independence.
In reliance on the review and discussions referred to above, the Audit Committee recommended to the Board the inclusion of the Company’s audited consolidated financial statements in its Annual Report on Form 10-K for the fiscal year ended December 31, 2023, for filing with the SEC.

Respectfully submitted,

THE AUDIT COMMITTEE

Mary Jane Robertson, Chair
Ellen-Blair Chube
Peter Linneman

CORPORATE GOVERNANCE AND BOARD MATTERS
Corporate Governance Profile
Our corporate governance is structured in a manner that our Board believes closely aligns its interests with those of our shareholders. Some notable features of our corporate governance structure include the following:
●    our Declaration of Trust requires that in uncontested trustee elections, each trustee must be elected by at least a majority of votes cast in his or her election;
●    our Board is not staggered, each of our trustees are subject to re-election annually, and the Board cannot elect to stagger the Board without shareholder approval;
●    our Board has a lead independent trustee with robust duties;
●    6 of our 7 Board members, or 86% of our trustees, have been determined by our Board to be independent for purposes of the NYSE’s corporate governance listing standards and Rule 10A-3 under the Exchange Act;
●    our independent trustees hold regular executive sessions;
●    all members of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are independent under applicable NYSE and SEC rules;
●    all members of our Audit Committee are financially literate and two of three qualify as audit committee financial experts under SEC rules;
●    we review the performance of our Board and committees annually, and our Board conducts annual self-evaluations;
●    our trustees and employees are bound by our Code of Business Conduct and Ethics, which also applies to our relationships with our vendors;
●    we have meaningful share ownership guidelines for our trustees (4x annual cash retainer), Chief Executive Officer (6x salary) and other named executive officers (3x salary) with: (i) ownership levels measured at the end of each fiscal year, (ii) the value of holdings based on the annual average closing price per share of our Common Shares, excluding the value of any unmeasured or unvested performance-based awards, and (iii) named executive officers and trustees required to hold all equity awards until the guidelines are met;
●    we have opted out of the Maryland business combination and control share acquisition statutes;
●    we do not have a shareholder rights plan (commonly known as a “poison pill”);
●    our trustees and executive officers are bound by our anti-hedging and anti-pledging policies;
●    incentive compensation granted to our current or former named executive officers and certain other officers is subject to a compensation clawback policy in compliance with the SEC and NYSE rules that were finalized in June 2023 and became effective in October 2023;
●    we actively engage with our shareholders throughout the year;
●    our shareholders have the ability to amend the Company’s bylaws by majority vote;
●    2 of our 7 Board members identify as women, one of whom identifies as Black/African American;
●    our Board assesses the Company's disclosure of sustainability, social responsibility and corporate governance matters and strategy, including the review of any annual Corporate Responsibility Report published by the Company, as set forth in our Corporate Governance Guidelines; and
●    our Board and committees actively oversee and manage the Company’s risk.
Our Declaration of Trust and bylaws provide that the number of trustees constituting the Board may be increased or decreased by a majority vote of the entire Board, provided the number of trustees may not be greater than 13 and may not be decreased to fewer than three.
There are no family relationships among our executive officers and trustees. Our Board has affirmatively determined that all of our trustee nominees except Mr. Helfand, our Chair of the Board, President and Chief Executive Officer, are independent under applicable NYSE and SEC rules.
Board Leadership Structure
David Helfand has served as our Chair of the Board since May 2023 and as trustee, President and Chief Executive Officer since May 2014. Following the May 2023 death of Sam Zell, our previous Chairman, our Board appointed Mr. Helfand as Chair of our Board, based on Mr. Helfand's qualifications and experience. Our Board does not have a policy requiring the separation of the roles of Chief Executive Officer and Chair of the Board, and has

determined that it is in the best interests of our shareholders for Mr. Helfand to serve as our President, Chief Executive Officer, and Chair.
To strengthen the role of our independent trustees and encourage independent Board leadership, our Board has established the position of lead independent trustee. Currently, Mr. Linneman serves as our lead independent trustee. In accordance with our Corporate Governance Guidelines, the responsibilities of the lead independent trustee include, among others:
●    serving as liaison among (i) management, including the Chief Executive Officer, (ii) our other independent trustees, (iii) employees reporting misconduct that by its nature cannot be brought to management, and (iv) interested third parties and the Board;
●    presiding at executive sessions of the independent trustees;
●    serving as the focal point of communication to the Board regarding management plans and initiatives;
●    ensuring that the division of roles between Board oversight and management operations is respected;
●    providing the medium for informal dialogue with and among independent trustees, allowing for free and open communication within that group; and
●    serving as the communication conduit for third parties who wish to communicate with the Board.
Our lead independent trustee will be selected on an annual basis by a majority of the independent trustees then serving on the Board.
Executive Sessions
Pursuant to our Corporate Governance Guidelines and the NYSE listing standards, our Board devotes a portion of each regularly scheduled board meeting to executive sessions without management participation to promote open discussion among non-management trustees. In addition, our Corporate Governance Guidelines provide that if the group of non-management trustees includes trustees who are not independent, as defined in the NYSE’s listing standards, at least one such executive session convened per year shall include only independent trustees, at which the lead independent trustee presides.
Attendance of Trustees at 2023 Board Meetings and Annual Meeting of Shareholders
During the year ended December 31, 2023, our Board held five meetings and took six actions by unanimous written consent. In 2023, each trustee attended 75% or more of the aggregate of all meetings of the Board and the committees on which he or she served. All 7 of our trustees attended our 2023 annual meeting of shareholders. In accordance with our Corporate Governance Guidelines, the Company’s policy is for trustees to attend board meetings, meetings of committees on which they serve and the annual meeting of shareholders.
Committees of the Board
Our Board has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Each of these committees must be comprised entirely of independent trustees, as that term is defined in the NYSE listing standards, and have at least three members. Our Board may from time to time establish other committees to facilitate the management of our Company.

The table below provides membership information for each of the Board committees as of the date of this Proxy Statement:

Trustee	Independent	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Ellen-Blair Chube	X	X		X
Martin L. Edelman	X			X
Peter Linneman	Lead Independent Trustee	X*	X
Mary Jane Robertson	X	Chair*
Gerald A. Spector	X		Chair
James A. Star	X		X	Chair
* Audit committee financial expert
The Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee each operate under written charters adopted by the Board. These charters are available on our website at www.eqcre.com.

Audit Committee
The Audit Committee consists of Ms. Robertson, Ms. Chube and Mr. Linneman, with Ms. Robertson serving as its Chair. The Audit Committee Charter requires that all members of the committee meet the independence, experience and financial literacy and expertise requirements of the NYSE, the Sarbanes-Oxley Act of 2002, the Exchange Act and applicable rules and regulations of the SEC. Our Board has determined that all of the members of the Audit Committee meet the foregoing requirements. The Board also has determined that Ms. Robertson and Mr. Linneman each qualifies as an audit committee financial expert, as defined by the applicable SEC regulations and NYSE corporate governance listing standards.
The Audit Committee Charter sets forth the principal functions of the Audit Committee, which include overseeing:
●    our accounting and financial reporting processes;
●    the integrity and audits of our consolidated financial statements and financial reporting process;
●    our systems of disclosure controls and procedures and internal control over financial reporting;
●    our compliance with financial, legal and regulatory requirements;
●    the evaluation of the qualifications, independence and performance of our independent registered public accounting firm;
●    the performance of our internal audit function;
●    the review of all related party transactions in accordance with our related party transactions policy; and
●    our overall risk profile, including cybersecurity risk.
The Audit Committee also is responsible for engaging an independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, including all audit and non-audit services, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls. The Audit Committee also approves the audit committee report required by SEC regulations to be included in our annual proxy statement.
During the year ended December 31, 2023, our Audit Committee held eight meetings and took one action by unanimous written consent.
Compensation Committee
The Compensation Committee consists of Messrs. Spector, Linneman and Star, with Mr. Spector serving as its Chair. The Compensation Committee Charter requires that all members of the committee meet the independence requirements of the NYSE, applicable rules and regulations of the SEC and any other applicable rules relating to independence as well as qualify as a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act. Our Board has determined that all of the current members of the Compensation Committee meet the foregoing requirements.
The Compensation Committee Charter sets forth the principal functions of the Compensation Committee, which include:
●    reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration of our Chief Executive Officer based on such evaluation;
●    reviewing and approving the compensation of our other executive officers;
●    reviewing our executive compensation policies and plans;
●    determining the number of shares underlying, and the terms of, equity awards to be granted to our trustees, executive officers and other employees pursuant to these plans;
●    assisting management in complying with our proxy statement and annual report disclosure requirements;
●    producing a report on executive compensation to be included in our annual proxy statement;
●    reviewing, evaluating and recommending changes, if appropriate, to the remuneration for trustees; and
●    having sole authority to retain any outside legal or other advisors as it deems necessary, including compensation consultants.

The Compensation Committee Charter permits the committee to delegate its authority to its members as the committee deems appropriate, provided that any delegate must report any actions taken by the delegate to the full committee at its next regularly scheduled meeting. The Compensation Committee has not delegated its authority to any member of the committee.
During the year ended December 31, 2023, our Compensation Committee held six meetings and took one action by unanimous written consent.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee consists of Messrs. Star and Edelman and Ms. Chube, with Mr. Star serving as its Chair. The Nominating and Corporate Governance Committee Charter requires that all members of the committee meet the independence requirements of the NYSE, applicable rules and regulations of the SEC and any other applicable rules relating to independence. Our Board has determined that all of the members of the Nominating and Corporate Governance Committee meet the foregoing requirements.
The Nominating and Corporate Governance Committee Charter sets forth the principal functions of the Nominating and Corporate Governance Committee, which include:
●    identifying, recruiting and recommending to the full Board qualified candidates for election as trustees and recommending a slate of nominees for election as trustees at each annual meeting of shareholders;
●    developing and recommending to the Board Corporate Governance Guidelines, including the committee’s selection criteria for trustee nominees, and implementing and monitoring such guidelines;
●    reviewing and making recommendations on matters involving the general operation of the Board, including board size and composition, and committee composition and structure;
●    recommending to our Board nominees for each committee of the Board;
●    annually facilitating the assessment of our Board’s performance as a whole and of the individual trustees, as required by applicable law, regulations and the NYSE corporate governance listing standards; and
●    overseeing our Board’s evaluation of management.
During the year ended December 31, 2023, our Nominating and Corporate Governance Committee held four meetings.
Trustee Nominee Selection Process
Our Corporate Governance Guidelines set forth minimum qualifications that trustee candidates must possess. At a minimum, a trustee candidate must possess:
●    integrity;
●    an ability to exercise sound judgment;
●    an ability to make independent analytical inquiries;
●    an ability and willingness to devote adequate time and resources to diligently perform Board duties;
●    appropriate and relevant business experience and acumen; and
●    a reputation, both personal and professional, consistent with our image and reputation.
We believe that the culture we foster at EQC is an important contributor to our success. As a part of our culture, we seek differing perspectives in order to effectively manage risk and create value. Diversity of all types brings varying perspectives, and we will continue to seek out talented individuals of varying backgrounds to serve as trustees of the Company. While our Board does not have a formal policy specifying how diversity should be applied in identifying or evaluating trustee candidates, each trustee candidate’s background and personal experience will be significant in the Board’s candidate identification and evaluation process to help ensure that the Board is well situated to pursue our business objectives.
The Nominating and Corporate Governance Committee will seek to identify trustee candidates based on input provided by a number of sources, including (i) members of the Nominating and Corporate Governance Committee, (ii) our trustees, and (iii) our shareholders. The Nominating and Corporate Governance Committee also has the authority to consult with or retain advisors or search firms to assist in the identification of qualified trustee candidates; however, we do not currently employ a search firm, or pay a fee to any other third party, to locate qualified trustee candidates.
As part of the candidate identification process, the Nominating and Corporate Governance Committee will evaluate the skills, expertise and diversity possessed by our current Board, and whether there are additional skills, expertise or diversity that should be added to complement the composition of our existing Board. The Nominating and Corporate Governance Committee also will take into account whether existing trustees have indicated a willingness to continue to serve as trustees if re-nominated. Once trustee candidates have been identified, the Nominating and Corporate Governance Committee then will evaluate each candidate in light of his or her qualifications and credentials, and any additional factors that the Nominating and Corporate Governance Committee deems necessary or appropriate. Existing trustees who are being considered for re-nomination will be re-evaluated as part of the Nominating and Corporate Governance Committee’s process of recommending trustee candidates. The Nominating and Corporate Governance Committee evaluates the performance of each current trustee and considers the results of such evaluation when determining whether to recommend the nomination of such trustee for an additional term. Pursuant to our Corporate Governance Guidelines, all trustee candidates submitted by shareholders will be evaluated in the same manner as all other trustee candidates, provided that the advance notice and other requirements and procedures set forth in our bylaws have been followed. At an appropriate time prior to each annual meeting at which trustees are to be elected or re-elected, the Nominating and Corporate Governance Committee recommends to the Board for nomination by our Board such candidates as the Nominating and Corporate Governance Committee, in the exercise of its judgment, has found to be well-qualified and willing and available to serve.
After a vacancy arises on the Board or a trustee advises the Board of his or her intention to resign, the Nominating and Corporate Governance Committee will recommend to our Board for election by the Board to fill such vacancy such prospective member of our Board as the Nominating and Corporate Governance Committee, in the exercise of its judgment, has found to be well-qualified and willing and available to serve. In determining whether a prospective member is qualified to serve, the Nominating and Corporate Governance Committee will consider the factors listed above.
Pursuant to our bylaws, any nominee for trustee that is not elected by the vote required by our bylaws and who is an incumbent trustee will promptly tender his or her resignation to the Board for consideration. The Nominating and Corporate Governance Committee will recommend to the Board whether to accept or reject the resignation, or whether other action should be taken.

Set forth below is a snapshot of the composition of our Board’s skills as well as the gender and racial/ethnic diversity of our Board members:

Board of Trustees Skills
	David A. Helfand	Ellen-Blair Chube	Martin L. Edelman	Peter Linneman	Mary Jane Robertson	Gerald A. Spector	James A. Star
Real Estate Industry	✔		✔	✔		✔
Transactional	✔		✔	✔		✔	✔
Property Operations	✔					✔
Financial Literacy	✔	✔	✔	✔	✔	✔	✔
Legal / Regulatory		✔	✔		✔	✔	✔
Corporate Governance	✔	✔	✔	✔	✔	✔	✔
Executive Compensation	✔	✔	✔	✔	✔	✔	✔
Risk Management			✔	✔	✔	✔
Sustainability and Social Responsibility		✔	✔			✔
Capital Markets / Investment Banking	✔	✔		✔	✔	✔	✔
Public Board Experience	✔	✔	✔	✔	✔	✔	✔

Gender Diversity 29% Women	Racial / Ethnic Diversity 14% Diverse

Our vision of diversity includes race, gender, age, sexual orientation, physical ability and ethnicity, among others. Our Nominating and Corporate Governance Committee Charter emphasizes diversity as an important characteristic the Nominating and Corporate Governance Committee considers when assessing Board nominees. Two members of our Board identify as women, and one of those female members identifies as Black/African American. While we have had limited turnover on our Board since we took responsibility for the Company in 2014, having increased diversity while reducing the Board size from a high of 11 trustees to our current 7 trustees, our Nominating and Corporate Governance Committee will continue to consider diversity when assessing Board nominees. We, however, do not anticipate significant Board turnover while we are in our current position of evaluating potential investment opportunities in an effort to create long-term value or, in the alternative, make the determination to wind down our business to maximize shareholder value.
 Board Oversight of Risk Management
One of the key functions of our Board is informed oversight of our risk management process. Our Board administers this oversight function directly, with support from its three standing committees, the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, each of which addresses risks specific to its respective areas of oversight as follows:
●    Audit Committee: The Audit Committee, which meets at least quarterly and reports its findings to the Board, performs a lead role in helping our Board fulfill its responsibilities for oversight of our financial reporting, internal audit function, risk management and our compliance with legal and regulatory requirements. Our Audit Committee reviews periodic reports from our independent registered public accounting firm regarding potential risks, including risks related to our internal controls. Our Audit Committee also annually reviews, approves and oversees an internal audit plan developed by our internal auditor with the goal of helping us systematically evaluate the effectiveness of our risk management, control and governance processes, and periodically meets with our internal auditing personnel to review the results of our internal audits, and directs or recommends to the Board actions or changes it determines appropriate to enhance or improve the effectiveness of our risk management. Our Audit Committee, in consultation with the Company’s executive officers, also periodically reviews the Company’s risk management policies and procedures, including for example credit risk, liquidity risk, market risk and cybersecurity risk, and periodically reports its findings to the Board.

As part of its cybersecurity oversight role, the Audit Committee meets regularly with the Company’s executive officers and senior information technology (“IT”) personnel to discuss the Company’s policies, procedures and other measures put in place to protect its business systems and information against cyber-related attacks and risk as well as to discuss recent cyber and IT trends. The Company addresses potential cyber breaches or disclosure of confidential information by implementing a variety of security measures intended to protect the confidentiality and security of its information, including: (i) employing a variety of reputable and recognized hardware, software and other security measures in the design and maintenance of our information technology and data security systems; (ii) conducting periodic testing and verification of information and data security systems, including performing third-party penetration testing of our systems to discover any vulnerabilities; (iii) confirming annually with our critical vendors whether they have had any cyber breaches involving Company information; and (iv) providing onboarding and other periodic employee awareness training relating to phishing and other scams, malware and other cyber risks. The Company also has cyber liability insurance coverage for its corporate office and portfolio properties covering, among other claims, cyber extortion, business interruption, data restoration, privacy liability and cyber breach response costs. In addition, the Company maintains a business continuity plan and disaster recovery plan for its IT systems.
●    Compensation Committee: The Compensation Committee, in consultation with the Company’s executive officers, reviews the Company’s policies and procedures with respect to risk assessment and risk management for compensating all employees of the Company, including non-executive employees, on an annual basis and periodically reports its findings to our Board. The Compensation Committee does not believe there are any risks from the Company’s compensation policies and practices for its employees that are reasonably likely to have a material adverse effect on the Company.
●    Nominating and Corporate Governance Committee: The Nominating and Corporate Governance Committee monitors the general operations of our Board and the effectiveness of our Corporate Governance Guidelines, including whether they are successful in assuring adherence to good corporate governance principles.
Our Board believes that the composition of its committees and the distribution of the particular expertise of each committee’s members make this an appropriate structure to effectively monitor the risks discussed above.

Corporate Governance Guidelines
Our Corporate Governance Guidelines reflect our Board’s commitment to monitoring the effectiveness of decision-making at the Board and management level and ensuring adherence to good corporate governance principles, all with the goal of enhancing shareholder value over the long term. The Corporate Governance Guidelines address, among other things:
●    the responsibilities and qualifications of trustees, including trustee independence;
●    the functioning of the Board;
●    the responsibilities, composition and functioning of the Board committees and their chairs;
●    the appointment and role of the lead independent trustee;
●    principles of trustee compensation; and
●    succession planning and review.
A copy of the Corporate Governance Guidelines is available on our website at www.eqcre.com.
Code of Business Conduct and Ethics
Our Code of Business Conduct and Ethics applies to the Company’s and its subsidiaries’ trustees, officers and employees as well as the Company’s relationships with its vendors, suppliers and consultants. Among other matters, the code is intended to deter wrongdoing and promote:
●    honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
●    full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;
●    compliance with applicable governmental laws, rules and regulations;
●    prompt internal reporting of violations of the code to appropriate persons identified in the code; and
●    accountability for adherence to the code.
Our Code of Business Conduct and Ethics also promotes and protects workforce and labor rights among our employees, prohibiting unlawful discrimination as well as any sexual, racial and other unlawful harassment in the workplace and providing clear channels for reporting violations of employment practices (including violations related to child labor laws or forced or compulsory labor). The code expressly provides that we will not tolerate undue influence, offensive behavior, sexual harassment, intimidation or other disrespectful conduct between employees or with respect to customers or suppliers.

Any waiver of any provision of the Code of Business Conduct and Ethics for our executive officers or trustees may be made only by the Nominating and Corporate Governance Committee or another committee of our Board comprised solely of independent trustees or a majority of our independent trustees. Any such waiver for our executive officers or trustees will be disclosed to shareholders within four business days of such waiver. We intend to disclose any changes in or waivers from the Code of Business Conduct and Ethics by posting such information on our website. A copy of the Code of Business Conduct and Ethics is available on our website at www.eqcre.com.
As one part of our business conduct and ethics initiatives, we supplement our banks’ Anti-Money Laundering (AML) processes and Know Your Customer (KYC) programs by confirming the identities of various vendors with whom we transact. This vendor verification program includes verifying information against the IRS’ Taxpayer Identification Number (TIN) Matching Program to validate TIN and name combinations and verbally confirming payment instructions.

Corporate Responsibility
Our Company believes that sustainability, social responsibility and strong corporate governance (collectively, “Corporate Responsibility”) are key contributors to our success. Our approach to Corporate Responsibility matters is all-inclusive, addressing our effect on the environment, our social impact and our relationships with all of our stakeholders, including our shareholders, tenants, employees and vendors.
Our commitment to the principles of sustainability starts at the top: our Board oversees our sustainability program and initiatives, our management team regularly reports to our Board on that program and our executive officers are evaluated and compensated, in part, on the Company’s efforts with respect to Corporate Responsibility initiatives. Our CEO directly oversees our sustainability activities and performance, and our CEO and General Counsel, along with senior members of our sustainability team, regularly update our Board on sustainability initiatives.
We have a sustainability team focused on sustainability risks and initiatives, whose team co-managers report directly to our CEO and General Counsel. This team is co-managed by our Senior Vice President of Engineering, Construction and Operations and our Senior Vice President – Legal. The team comprises and leverages a variety of subject matter experts within the Company (e.g., human resources, engineering, information technology, leasing, legal, asset management and finance) as well as a variety of third-party consultants.
The Company is a member of GRESB, a globally recognized independent organization that provides validated Corporate Responsibility performance data and peer benchmarks of more than 1,500 real estate portfolios worldwide. GRESB is also aligned with many of the standards set forth in the Task Force on Climate-Related Financial Disclosures (“TCFD”). Our annual GRESB assessment rating improved by 8 points to achieve an overall score of 80 in 2023.
The following summary describes some of our Corporate Responsibility principles and achievements in further detail. For a more thorough description of the Company’s Corporate Responsibility initiatives and goals, please see the Company’s 2023 Corporate Responsibility Report in the investor relations “Corporate Responsibility” portion of the Company’s website at www.eqcre.com. This report, which was published following the review and approval of our Board of Trustees, includes a third-party assurance statement and incorporates certain TCFD recommendations related to climate resilience strategy, transition and physical climate risks and climate opportunities. The 2023 Corporate Responsibility Report is not part of or incorporated into this Proxy Statement.
While our corporate governance structure and policies are described above in the Proxy Statement’s Corporate Governance and Board Matters section, our sustainability initiatives and achievements include the following:
Environmental
The Company’s sustainability approach seeks to actively manage environmental impacts and climate-related risks and opportunities. Our environmental and climate strategic planning and initiatives, combined with our targeted capital investments, are aimed at reducing carbon emissions, mitigating risks and potentially realizing climate-related opportunities that benefit our stakeholders.
Our 2023 accomplishments with respect to environmental initiatives include the following:
●    created a stand-alone 2023 Corporate Responsibility Report, detailing the Company’s sustainability goals, initiatives and achievements;
●    obtained an Independent Assurance Statement for Scope 2 greenhouse gas (“GHG”) emissions and consumption data at our portfolio properties for calendar year 2022. This assurance audit was performed to a limited level of assurance and materiality based on the verifier’s professional judgment, using the independent third party’s verification procedure and ISAE 3000 for GHG emissions. A copy of the Independent Assurance Statement is attached to the Company’s 2023 Corporate Responsibility Report, available on our website at www.eqcre.com;
●    maintained LEED certification for 50% of our properties;
●    completed a climate-related risk assessment, in line with certain recommendations made by TCFD, with respect to our properties and corporate headquarters; this assessment and other disclosures are available in the Company’s 2023 Corporate Responsibility Report, accessible through our website at www.eqcre.com;
●    invested in energy efficiency projects by upgrading older, pneumatic Variable Air Volume (“VAV”) boxes to direct digital control and connecting them to existing Building Automation Systems as part of ongoing tenant improvements at our portfolio properties; and
●    enhanced our portfolio leases by incorporating additional energy conservation, energy consumption data sharing and sustainability-related clauses in new tenant leases as well as lease amendments with existing tenants.

Social Responsibility
We believe in a shared commitment to diversity, ethics, integrity and community engagement, which commitment serves as the foundation of our corporate purpose. Diversity of all types brings varying perspectives, encouraging differing viewpoints in order to effectively manage risk and create value.
We have continued to focus our efforts in the areas of D&I, as well as employee health and wellness. Our Chair of the Board, President and CEO, David Helfand, signed the CEO Action for Diversity & Inclusion Pledge in 2021 as a signal that we will put D&I into action by creating a culture of involvement, respect and connection, where all employees’ voices are heard. Our goal is to create and sustain an inclusive environment where diversity thrives and employees want to work. Our vision of diversity includes race, gender, age, sexual orientation, physical ability and ethnicity, among others, and celebrating diversity is one of our core values.
The Company acknowledges that improving D&I in our business will require a long-term, sustained effort. Toward that end, we launched an online weekly microlearning platform focused on diversity, inclusion and leadership development, surveyed vendors regarding the diversity of their team members and enhanced our parental leave policy to provide paid time off for primary and secondary caregivers. We also conducted stakeholder engagement surveys for both our employees and our portfolio tenants.
In our October 2022 employee survey, we had a 91% overall response rate, with 85% of the participants reporting they are “very happy” to be working at EQC. Additionally, 85% praised EQC’s open and honest two-way communication and 80% of the participants indicated that their perspective and opinions are heard and valued. Overall, the survey provided meaningful feedback and an opportunity to discuss and address employee concerns. These surveys form an important part of our ongoing focus on engagement and overall employee experience.
Our commitment to community brings active engagement, both as individuals and in our corporate capacity. Over the years, we have been actively involved with and supported local organizations and community outreach programs, including the Greater Chicago Food Depository and other Chicago-based, grass-roots organizations, by coordinating group events and encouraging employees to dedicate time volunteering to make positive impacts in their communities. Further details of community engagement are available in our 2023 Corporate Responsibility Report at www.eqcre.com.
We seek to maintain the highest standards of integrity and ethics. We have implemented a set of rules that governs our conduct and can be found in our Code of Business Conduct and Ethics, which covers our employees and trustees and applies to the Company’s relationships with its vendors. This Code remains a cornerstone in fostering a respectful and ethical work experience at the Company, setting forth our anti-bribery policy, our standards with respect to compliance with the United States Foreign Corrupt Practices Act and similar governance-related matters.
For further information on our Company’s efforts with respect to Corporate Responsibility, please visit our Corporate Responsibility page in the investor relations section of our website at www.eqcre.com.
Communications with the Board
As described in our Corporate Governance Guidelines, shareholders and other interested parties may communicate with the Board by communicating directly with our lead independent trustee by sending written correspondence to the “Lead Independent Trustee” c/o the Chief Financial Officer of Equity Commonwealth, Two North Riverside Plaza, Suite 2000, Chicago, Illinois 60606. The Chief Financial Officer will directly forward such correspondence to the lead independent trustee, and the lead independent trustee will decide what action should be taken with respect to the communication, including whether such communication should be reported to the full Board.
Compensation Committee Interlocks and Insider Participation
No member of the Compensation Committee is or has ever been an officer or employee of the Company, and no member of the Compensation Committee had any relationships requiring disclosure by us under the SEC’s rules requiring disclosure of certain relationships and related party transactions. No executive officer serves as a member of a board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of the Board or Compensation Committee. Accordingly, during 2023 there were no interlocks with other companies within the meaning of the SEC’s proxy rules.

EXECUTIVE OFFICERS
The following are the ages, positions and offices held by our executive officers. The business address of each of our executive officers is c/o Equity Commonwealth, Two North Riverside Plaza, Suite 2000, Chicago, Illinois 60606.

Name	Position With the Company	Age as of the Annual Meeting
David A. Helfand	Chair of the Board, President and Chief Executive Officer	59
William H. (Bill) Griffiths	Executive Vice President, Chief Financial Officer and Treasurer	51
David S. Weinberg	Executive Vice President and Chief Operating Officer	55
Orrin S. Shifrin	Executive Vice President, General Counsel and Secretary	57
Our executive officers serve at the discretion of the Board. Please see “Proposal 1: Election of Trustees—Biographies of Trustee Nominees” for the biography of David Helfand.
William H. (Bill) Griffiths has been our Executive Vice President, Chief Financial Officer and Treasurer since February 14, 2022, when he was promoted from his position as Senior Vice President, Chief Financial Officer and Treasurer, to which he was appointed on April 1, 2021. Prior to that, Mr. Griffiths served as our Senior Vice President - Capital Markets since June 2014. Prior to joining EQC, Mr. Griffiths served in a similar role as part of the asset management and investment teams at EQX Real Estate Partners, L.P. (“EQX”), a private investment firm, and EGI from January 2014. Prior to his tenure at EQX and EGI, Mr. Griffiths had similar responsibilities for Helix Funds, where he financed over $2.2 billion in real estate assets and participated in the acquisition, management and disposition of those assets. Prior to joining Helix Funds, Mr. Griffiths worked at EOP, where he served as Director of Business Development and was actively involved in more than $12 billion of investment activity that included EOP’s mergers with Cornerstone and Spieker. Earlier in his career, Mr. Griffiths was an Associate in the Real Estate Investment Banking group at J.P. Morgan in New York, where he was involved in a wide variety of M&A, equity and debt financing, and asset sale assignments. Mr. Griffiths holds an M.B.A. from Stanford University’s Graduate School of Business and B.A. in both Mathematical Methods in the Social Sciences and Economics from Northwestern University.
David S. Weinberg has been our Executive Vice President and Chief Operating Officer since May 2014. Prior to joining us, Mr. Weinberg served as the Chief Investment Officer of EQX from January 2014 and worked on real estate and real estate-related investments for EGI from January 2012 to December 2013. Prior to joining EGI, from 2007 through 2011, Mr. Weinberg was responsible for investments in the multifamily and office sectors at Helix Funds and oversaw Helix Funds’ dispositions for ARC. Mr. Weinberg also served as Vice President of Investments and Asset Management at EOP where he worked from 2003 to 2007. In this role, he participated in over $6 billion of investment activity and oversaw EOP’s 16 million-square-foot office portfolio in Southern California. Earlier in his career, Mr. Weinberg was Vice President of Acquisitions at LaSalle Investment Management and an attorney at the law firm of Sidley Austin LLP. Mr. Weinberg received his J.D. from Northwestern University School of Law and graduated with highest honors with a B.S. from the University of Illinois.
Orrin S. Shifrin has been our Executive Vice President, General Counsel and Secretary since May 2014. Prior to joining us, Mr. Shifrin served as General Counsel, Secretary and Chief Compliance Officer of EQX from January 2014 and handled legal matters for EGI’s real estate investment activity. Mr. Shifrin currently serves as the General Counsel and Secretary for Helix Funds where he participated in the acquisition, management and disposition of over $2.2 billion in real estate assets. Mr. Shifrin also previously served as the General Counsel for ARC. Prior to joining Helix Funds, Mr. Shifrin served as a Principal at Terrapin Properties, LLC, a privately-held real estate investment and development company, where he worked from October 2002 to April 2005 and where his role involved general counsel duties, business development and operations. While there, Mr. Shifrin was involved in over $200 million of residential and commercial real estate-related transactions. Prior to that, Mr. Shifrin was a Partner at the law firm of Katten Muchin Rosenman, where he worked for over 10 years. Mr. Shifrin serves on the Executive Advisor Board for the Jewish Graduation Organization, a national organization for Jewish graduate students and alumni. Mr. Shifrin received his J.D. from Northwestern University School of Law and graduated with highest honors with a B.S. from the University of Illinois.
Messrs. Helfand, Griffiths, Weinberg and Shifrin have each been an employee of or otherwise involved in the operation of EGI and Helix Funds and are expected to have limited involvement in their activities.

COMPENSATION DISCUSSION AND ANALYSIS
Compensation Overview
This Compensation Discussion and Analysis provides a detailed description of the Company’s executive compensation philosophy and programs, the compensation decisions the Compensation Committee has made under those programs and the factors considered in making those decisions. This Compensation Discussion and Analysis discusses the compensation of the following individuals, who were the Company’s named executive officers for 2023:

Name	Title
David A. Helfand	Chair of the Board, President and Chief Executive Officer
William H. (Bill) Griffiths	Executive Vice President, Chief Financial Officer and Treasurer
David S. Weinberg	Executive Vice President and Chief Operating Officer
Orrin S. Shifrin	Executive Vice President, General Counsel and Secretary
Overview of Company Performance during 2023
EQC continued to work to create value for our shareholders by evaluating investment opportunities and wind down strategies, strengthening our balance sheet, improving leasing and operations, advancing our Corporate Responsibility initiatives and fostering a cohesive culture to serve as the foundation for value creation for our shareholders. We accomplished the following in 2023:
Evaluated numerous external growth investment opportunities as well as wind down strategies
●    Evaluated potential investment opportunities, focusing on high-quality businesses that offer a compelling risk-reward profile;
●    Cultivated relationships with senior executives in the real estate and investment communities to promote EQC and maximize investment opportunities; and
●    Reviewed various strategies to facilitate the wind down of our business.
Strengthened Balance Sheet
●    Repurchased $56.7 million of our Common Shares, at a weighted average price of $18.78 per share, reducing our Common Shares outstanding by 2.8%; and
●    Preserved a cash balance of $2.2 billion, or $19.95 per Common Share, to provide flexibility for future value creation.
Improved Leasing and Operations
●    Completed new leasing of approximately 57,000 square feet and renewed leases covering approximately 157,000 square feet in our four-property portfolio; and
●    Created value through investments in our assets and lease execution.
Advanced Sustainability and Social Responsibility Initiatives
●    Completed our fourth annual GRESB assessment with a score of 80;
●    Maintained LEED certification for 50% of our portfolio properties;
●    Published a stand-alone Corporate Responsibility Report;
●    Obtained and Independent Assurance Statement for Scope 2 GHG emissions and consumption data at our portfolio properties for calendar year 2022;
●    Continued to implement our D&I initiative; and
●    Remained actively involved with and provided support for local organizations and community outreach programs, coordinating group events and encouraging employees to dedicate time volunteering to make positive impacts in their communities.
Fostered a Corporate Culture to Serve as Foundation for Value Creation
●    Fostered an entrepreneurial culture with an emphasis on transparency and open communication, where working together physically and collaboratively is fundamental; and
●    Engaged with our institutional investors through conferences and video/telephone calls.

Performance Over One, Three and Five Years
Our Company continues to measure our relative total return performance compared to the FTSE Nareit Office Index (“Nareit Office Index”), which we believe is an appropriate performance metric for us. Our business and the office sector generally have been and continue to be impacted by economic uncertainty, as well as an overall slowdown in the office leasing market following the COVID-19 pandemic due to a variety of factors that impact demand for office space, including tenant uncertainty regarding office space needs given the evolving remote and hybrid working trends. While our Company’s total return for the one-year period ended December 31, 2023 was -7.8% versus the Nareit Office Index return of 2.0%, our Company has significantly outperformed that index in the medium and longer-term as follows:
●    Our Company's longer-term total return for the five-year period ended December 31, 2023 was 0.6%, significantly outperforming the Nareit Office Index return of -16.8%.
●    Our Company's medium-term total return for the three-year period ended December 31, 2023 was -12.1% versus the Nareit Office Index return of -22.3%.
Since we took over responsibility for EQC in 2014 through year-end 2023, we returned $2.4 billion to shareholders through Common Share distributions and share repurchases. In addition, we repaid debt and preferred equity balances of $3.3 billion, and we increased our cash balance to $2.2 billion, or $19.95 per Common Share, significantly improving our balance sheet and positioning us well for future opportunities.

Through year-end 2023, we have reduced our portfolio to four office properties in three cities, exiting 116 cities, 28 states and Australia. Our year-end 2023 portfolio totaled 1.5 million square feet and was 81.2% leased. We now have a small portfolio of high-quality properties in better markets. We have generated a significant amount of cash through asset dispositions, which we are looking to deploy through an investment in a high-quality business with a compelling risk-reward profile. We are focused on evaluating potential investment opportunities in our pipeline where we can create long-term value for our shareholders. We are concurrently taking steps to facilitate the potential wind down of our business. Before the end of this year, we expect to either announce a transaction or move forward with a plan to wind down our business as part of our continued efforts to maximize shareholder value.

Compensation Objectives and Philosophy
Our executive compensation program, as approved by the Compensation Committee for 2023, is designed to accomplish four key objectives:
1.    align the long-term interests of our executive officers with the interests of the Company and the Company’s shareholders;
2.    reward financial and operating performance and leadership excellence;
3.    fairly compensate executive officers who create long-term value for the Company’s shareholders; and
4.    retain and motivate executives to remain at the Company for the long-term.
Our executive compensation program has the following components: (1) base salary, (2) annual cash incentive compensation, (3) long-term, at-risk time and performance-based equity compensation, and (4) health and welfare benefits that are made available to all of our employees.
We maintain an ongoing dialogue with investors and are open to investor feedback on executive compensation.

Compensation Snapshot

	Objectives	Key Features
Base Salary	•Recognize ongoing performance of job responsibilities and leadership excellence •Provide a regular source of income so executives can focus on day-to-day responsibilities	•Fixed compensation paid in cash •Based on competitive pay, taking into account job scope, position, knowledge, skills and experience
Short-Term Annual Incentive Program (“STIP”)
•Motivate the achievement of Company and individual objectives on an annual basis
•Reward financial and operating performance and leadership excellence
•Balance objectivity with subjectivity in an effort to support the Company’s business objectives
•Variable cash compensation based on achievement of pre-defined annual performance goals •Based upon corporate goals (67% of target opportunity) and individual goals (33% of target opportunity)
Long-Term Incentive Compensation Program (LTIC Program)
•Encourage executives to achieve multi-year strategic and financial objectives to create shareholder value
•Align the long-term interests of executives with the interests of the Company and the Company’s shareholders
•Provide a retention mechanism with vesting over a multi-year period to motivate our executives to remain at the Company for the long-term

•Long-term equity compensation with 67% of vesting based on the achievement of pre-defined forward-looking performance goals and the remaining 33% of vesting based on continued service to the Company
•Performance awards are a four-year program based on a primary metric of TSR measured over a three-year performance period (compared to the TSRs of the companies that comprise the Nareit Office Index) with a secondary metric of absolute TSR if the Company’s TSR is negative, reducing any earned performance award by 25%
•For the time-based and performance-based awards, vesting is back-end loaded (50% vests on the fourth anniversary)

We believe that the structure of our executive compensation program, as outlined above, is both aligned with the interests of our shareholders and serves to attract and retain talented executives. With a majority of each executive’s compensation opportunity “at risk,” our executive compensation program is intended to, and results in, our executives’ compensation being tied to our performance.

For 2023, the following charts illustrate the target mix of compensation components for our Chief Executive Officer and the average target mix of our other named executive officers.

For our Chief Executive Officer and other named executive officers:
•64% and 58%, respectively, of their total target compensation is at-risk, performance-based compensation (i.e., the annual cash bonus and performance-based equity); and
•60% and 49%, respectively, of their total target compensation is allocated to long-term incentive (equity) pay subject to various additional performance and vesting criteria while a minority portion is cash-based, further enhancing our named executive officers’ alignment with our shareholders.

The following chart illustrates that, with respect to our Long-Term Incentive Compensation Program (the “LTIC Program”), a significant portion is subject to future performance based on relative TSR versus our peers while a limited portion is based solely on continued service to the Company. The allocation of performance-based and time-based awards is consistent between our Chief Executive Officer and other named executive officers.

LTIC Program Target Pay Allocation

We believe this structure encourages performance and promotes retention during a period in which we are undergoing significant change at our organization.

Executive Compensation Program Highlights
The table below highlights certain practices that we have utilized and others that we have avoided because we believe doing so is in the best interests of our shareholders:

✓
Pay for Performance. Compensation paid under our annual short-term incentive program and our LTIC Program is based on a mixture of performance metrics that span both annual (short-term) and multi-year (long-term) performance periods. The primary metric is our relative TSR compared to the TSRs of the companies that comprise the Nareit Office Index, with a secondary metric of absolute TSR if the Company’s TSR is negative, reducing any earned performance award by 25%.
✗
No Single Trigger Change in Control Provisions. Upon a change in control, if awards are assumed by buyer as part of the change in control transaction, a qualified termination must occur for award acceleration to occur (window period of 6 months prior to or 2 years following, or otherwise in connection with or anticipation of, a change in control).

✓
Pay for Performance Compensation Mix. The overall compensation opportunity that is fixed is limited while a significant portion is at-risk and can only be earned based on the achievement of certain criteria.
		✗	No Executive Perquisites. We do not provide any supplemental executive retirement plans, company cars, club memberships or other executive perquisites.
✓
Stock Ownership Guidelines. We have stock ownership guidelines in place for our Chief Executive Officer (6x salary) and other named executive officers (3x salary), as well as for our non-employee trustees (4x annual cash retainer).
		✗	Limited Retirement Benefits. We do not have a defined benefit plan, any supplemental executive retirement plans or any nonqualified deferred compensation plans.
✓
Clawback Policy. Our clawback policy covers all incentive-based compensation (cash and equity) and applies to our current or former named executive officers and certain other officers in the event of a restatement of the Company’s financials. We amended our policy in October 2023 to comply with the finalized and effective SEC and NYSE rules.
		✗	No Hedging or Pledging of Company Stock. Our anti-hedging and anti-pledging policies prohibit our trustees and executive officers from engaging in hedging and pledging activities.
✓	Independent Compensation Consultant. The Compensation Committee retained an independent compensation consulting firm, FPC, with expertise in the REIT industry.	✗
No Gross-Ups. We do not have any arrangements requiring us to gross-up compensation to cover taxes owed by our executive officers, including excise taxes payable by the executives in connection with a change in control.

✓	Compensation Risk Assessment. The Compensation Committee conducted a compensation risk assessment to ensure that the executive compensation program does not encourage excessively risky behaviors.	✗
No Dividends Equivalents on Unearned Performance Awards. We will not pay dividend equivalents with respect to performance-based awards unless and until the awards are earned, at which time each holder of an earned award will receive an amount in cash equal to the aggregate amount of dividends that would have been paid in respect of the Common Shares underlying the award had such shares been issued to the holder on the first day of the performance period. Thereafter, dividend equivalents will be paid currently on earned awards.

Compensation Determination Process
Role of the Compensation Committee and Management
The Compensation Committee reviews and approves the corporate goals and objectives with respect to the compensation of the Company’s named executive officers on an annual basis. The Compensation Committee evaluates the performance of each named executive officer in light of these goals and objectives and, on the basis of such evaluation, determines and approves the compensation for each named executive officer. Our Chief Executive Officer makes recommendations to the Compensation Committee regarding the compensation of the named executive officers other than the Chief Executive Officer.
In determining the appropriate compensation for the Company’s named executive officers, the Compensation Committee considers the Company’s performance and shareholder return, the amount of compensation payable, including incentive awards, to similarly situated officers at comparable companies, our shareholder vote on compensation and any other factors the Compensation Committee deems necessary or appropriate in its discretion. The Compensation Committee seeks to ensure that our compensation plans are designed with an appropriate balance of risk and reward in relation to the Company’s overall business objectives and do not encourage excessive or unnecessary risk taking. In addition, the Compensation Committee seeks to ensure that our programs attract and retain talented executives, encourage high performance, promote accountability and align our named executive officers’ interests with those of our shareholders.
Advisory Vote on Named Executive Officer Compensation
Our shareholders overwhelmingly approved the compensation of our named executive officers in the non-binding advisory vote that we conducted at the 2023 annual meeting of shareholders, with approximately 91.5% of the votes cast in favor of this proposal. The Compensation Committee considered the voting result as supportive of our executive compensation philosophy.
The Role of the Compensation Consultant
Under its charter, the Compensation Committee has the sole authority to retain and terminate outside legal or other advisors to the Compensation Committee as it deems necessary and appropriate in its sole discretion, including compensation consultants. The Compensation Committee has engaged FPC to advise it on matters related to the compensation of our executive officers and our compensation plans. FPC is engaged by, and reports directly to, the Compensation Committee, which has the sole authority to retain or terminate FPC and to approve the consultant’s fees and other retention terms. FPC provides no other services to the Company. The Compensation Committee has reviewed the independence of FPC in light of SEC rules and NYSE listing standards regarding compensation consultants, and the Compensation Committee has concluded that FPC’s work is independent and does not raise any conflict of interest.
The Compensation Committee has retained FPC to, among other things: (i) assist in benchmarking our executive compensation against our peers; (ii) analyze trends in compensation in the marketplace generally and compensation program design changes among our peers specifically; (iii) provide updates with respect to new legislative matters related to compensation; and (iv) provide general guidance with respect to appropriate compensation levels and structures.
Use of Benchmarking and Peer Group Data
The Compensation Committee uses peer group data as one tool in assessing and determining pay for our executive officers. Competitive market data is intended to provide a framework for current market pay practices, trends, best practices and overall industry performance.
Each year, the Company reviews its peer group based on a variety of factors and, in consultation with its compensation consultant, determines if any changes are appropriate. In connection with these efforts, a variety of factors were utilized to determine our peer group’s members, including: (1) REITs that are comparable to us based on size and (2) REITs that are comparable to us based on asset class (office).
As part of its ongoing compensation program review process, in September 2022, the Compensation Committee reviewed and revised the peer group it uses to make compensation decisions. The revised peer group was used to make compensation decisions beginning in early 2023 and has remained unchanged.

The following table contains the name of each company within the current peer group, all of which are public office REITs.

Current Public REIT Peer Group
Brandywine Realty Trust (BDN)
COPT Defense Properties (CDP)
Cousins Properties, Incorporated (CUZ)
Douglas Emmett, Inc. (DEI)
Easterly Government Properties, Inc. (DEA)
Empire State Realty Trust, Inc. (ESRT)
Highwoods Properties, Inc. (HIW)
Hudson Pacific Properties, Inc. (HPP)
Paramount Group, Inc. (PGRE)
Piedmont Office Realty Trust, Inc. (PDM)
SL Green Realty Corp. (SLG)
Elements of Compensation
2023 Target Pay Mix
For fiscal year 2023, the total target compensation, as determined in January 2023, for our Chief Executive Officer was allocated 40% to cash compensation and 60% to long-term equity incentive compensation. The average total target compensation for Messrs. Griffiths, Weinberg, and Shifrin was allocated 51% to cash compensation and 49% to long-term equity incentive compensation. For fiscal year 2023, total target compensation for our named executive officers, in the aggregate, approximated the median compensation for our peer group.
Base Salary
We pay our named executive officers base salaries to provide them with a predictable and stable source of cash income in order to compensate them for performing the requirements of their respective positions and to retain and motivate them.
The Compensation Committee reviews each named executive officer’s annual base salary on an annual basis, and any adjustments to an executive’s base salary are based on the Compensation Committee’s evaluation of the executive’s performance in light of the corporate goals and objectives established by the Compensation Committee each year with respect to the compensation of the executive officers. In determining the appropriate annual base salary for each named executive officer, the Compensation Committee also considers the executive’s contribution to the Company, the Company’s performance and shareholder return, the amount of compensation payable to similarly situated executives at comparable companies (including any increases in such compensation), any shareholder vote on compensation and any other factors that the Compensation Committee deems necessary or appropriate in its discretion.

Our named executive officers’ base salaries were unchanged from fiscal year 2020 through fiscal year 2022, with the exception of Mr. Griffiths who received a salary increase for fiscal year 2022 following his appointment to Chief Financial Officer effective April 1, 2021. Base salaries for our named executive officers for fiscal years 2022 and 2023 are set forth below:

Named Executive Officer	2022 Base Salary	2023 Base Salary
David A. Helfand	$824,000	$950,000
William H. (Bill) Griffiths	$500,000	$600,000
David S. Weinberg	$643,750	$675,938
Orrin S. Shifrin	$566,500	$594,825
On January 26, 2023, the Compensation Committee approved a 15.3% and 20% increase in annual base salary for Messrs. Helfand and Griffiths, respectively, and a 5% increase in annual base salary for each of Messrs. Weinberg and Shifrin, for fiscal year 2023. The Compensation Committee approved these increases in recognition of each named executive officer’s contribution to the Company, the Company’s performance, and the amount of compensation payable to similarly situated executives at comparable companies. The salary increases for Mr. Helfand and Mr. Griffiths reflect a market adjustment as part of an effort to bring their overall compensation opportunities in line with the median overall compensation opportunities provided to similarly situated executives at comparable companies. The salary increase for Mr. Griffiths’ in fiscal year 2023 also reflects an additional adjustment to take into account his promotion to Executive Vice President effective February 14, 2022. The salary increases for Messrs. Weinberg and Shifrin were in line with the standard increase for the Company’s non-executive employees for fiscal year 2023.
Annual Cash Incentive Compensation
The Company’s named executive officers are eligible to receive annual cash bonuses under the Company’s STIP based on the achievement of certain performance criteria for the applicable fiscal year, as determined annually by the Compensation Committee based on the Company’s then-applicable business objectives. The purpose of the STIP is to encourage outstanding Company and individual performance by motivating the Company’s executives to achieve short-term Company and individual goals by rewarding performance measured against key annual objectives. STIP bonuses are paid 100% in cash.
In January 2023, the Compensation Committee approved corporate and individual performance goals for determining the amount of cash bonuses to be awarded to our named executive officers for the 2023 fiscal year under the STIP. In setting these goals, the Compensation Committee determined that it was appropriate that (i) 67% of the annual bonus target under the 2023 STIP be based upon achievement of the corporate performance metrics listed below (with threshold, target and maximum values established by the Compensation Committee at what is believed to be appropriately rigorous and challenging levels for each metric), and (ii) 33% of the annual bonus target be based upon achievement of individual objectives.
The Compensation Committee identified the following corporate performance metrics:
•Same Property Leased Occupancy – the Compensation Committee linked our named executive officers’ annual bonuses to this objective by quantifying their effectiveness in retaining and attracting tenants to the Company’s assets, which is captured in the measurement of same property leased occupancy; and
•Same Property Cash Net Operating Income – the Compensation Committee linked our named executive officers’ annual bonuses to this objective to measure their ability to impact the performance of our assets by capturing both rent fluctuations and whether expenses are being controlled.
The Compensation Committee selected these metrics, as they believed that they are key indicators of whether we are successfully executing our business objectives. The Compensation Committee established the threshold, target and maximum values for each metric listed below, which it believed to be appropriately rigorous and challenging levels for each metric in light of the size of our portfolio and the overall slowdown in the office leasing market due to a variety of factors impacting the demand for office space, including tenant uncertainty regarding office space needs given the revolving remote and hybrid working trends.
In 2023, the Company achieved between target and maximum value for one metric and exceeded the maximum value for the other metric:

Performance Metric	Percentage	Threshold	Target	Maximum	Actual
Same Property Leased Occupancy[1]	50.00%	500 Basis Points below Target	2023 Budget of 77.97%	500 Basis Points above Target	367 Basis Points above Target
Same Property Cash Net Operating Income[1]	50.00%	500 Basis Points below Target	2023 Budget of $30.02 Million	500 Basis Points above Target	643 Basis Points above Target

1    The same property portfolio includes the results of four properties continuously owned from January 1, 2023 through December 31, 2023. Cash Net Operating Income is net operating income, or “NOI,” excluding the effects of any straight-line rent adjustments, lease value amortization, and lease termination fees. Please see Item 7 on page 28 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 for a description of NOI.
As shown in the table above, for fiscal year 2023, the Company achieved between target and maximum for the Same Property Leased Occupancy metric established by the Compensation Committee, and interpolated between those levels for purposes of determining the 2023 bonus payouts. The Company achieved the Same Property Cash NOI metric in excess of the maximum value established by the Compensation Committee for such metric, and therefore the Compensation Committee awarded maximum credit for such metric for purposes of determining the 2023 bonus payouts.
The Company exceeded the maximum value of the Same Property Cash NOI metric by this margin because: (i) the Company outperformed parking revenue expectations due to significantly higher demand than anticipated, (ii) the Company was more successful in renewing tenants during 2023 than projected, and (iii) the Company spent less on certain construction projects and had lower real estate taxes than expected.
As described above, 33% of the annual bonuses target opportunity under the 2023 STIP were based on the achievement of individual performance goals that the Compensation Committee established for each of our named executive officers. The 2023 individual goals achieved by our named executive officers included the following:
•For Mr. Helfand, providing leadership to create value for all of our stakeholders, leading the underwriting and evaluation of future growth opportunities, facilitating effective board and senior management communication and teamwork, promoting a corporate culture grounded in our core values, nurturing a work environment where employees are challenged and rewarded for their success, cultivating relationships with senior executives in the real estate and investment communities to raise our profile and maximize investment opportunities, providing leadership in connection with our sustainability and social responsibility initiatives, and overseeing the evaluation of various potential wind down strategies;
•For Mr. Griffiths, developing, motivating and providing effective oversight of our accounting, tax and treasury professionals and functions, facilitating effective communication with the Board, the Audit Committee and the Compensation Committee, actively managing the balance sheet, cultivating and improving relationships with institutional investors and analysts, continuing to develop and implement our sustainability and social responsibility initiatives, and evaluating various potential wind down strategies;
•For Mr. Weinberg, seeking out and evaluating acquisition opportunities, enhancing property valuations, overseeing efficient and effective capital allocation, developing our investment professionals and asset managers, continuing to develop and implement our sustainability and social responsibility initiatives, and evaluating various potential wind down strategies; and
•For Mr. Shifrin, providing valuable legal advice on real estate, public market and transaction-related matters, proactively supporting property operations and leasing while promoting compliance with laws and regulations, facilitating effective board and senior management leadership with a high level of ethical integrity, including by maintaining a rigorous corporate governance and compliance environment, encouraging an effective risk management culture, continuing to develop and implement our sustainability and social responsibility initiatives, and evaluating various potential wind down strategies.
The threshold, target and maximum annual bonus amounts for our named executive officers under the STIP as determined at the beginning of the fiscal year 2023, as a percentage of their respective annual base salaries, were as follows:

Named Executive Officer	Threshold	Target	Maximum
David A. Helfand	75%	150%	225%
William H. (Bill) Griffiths	50%	100%	150%
David S. Weinberg	50%	100%	150%
Orrin S. Shifrin	50%	100%	150%
On January 29, 2024, the Compensation Committee approved the following cash bonus awards under the STIP for the then-current named executive officers for fiscal year 2023:

Named Executive Officer	Threshold (0.5x Target)	Target (1.0x Target)	High (1.5x Target)	Actual
David A. Helfand	$712,500	$1,425,000	$2,137,500	$2,074,009
William H. (Bill) Griffiths	$300,000	$600,000	$900,000	$873,267
David S. Weinberg	$337,969	$675,938	$1,013,907	$983,790
Orrin S. Shifrin	$297,413	$594,825	$892,238	$865,735
The actual bonus payout was calculated as follows: (1) for the individual goals, a multiple of 1.5 times the target bonus opportunity allocated to individual performance for each named executive officer based on the Compensation Committee’s determination that the individual goals were achieved and the maximum award was earned, and (2) for the corporate goals, a composite total of 143.3% of target was achieved, based on the following: (i) for the Same Property Cash Net Operating Income metric, achievement above maximum, resulting in a payout of 150%, and (ii) for the Same Property Leased Occupancy metric, achievement between target and maximum with interpolation between these levels for a payout of 136.7% of target.
The bonus amount awarded to each of our named executive officers is between the target and maximum bonus amounts that were established for the executive. The Compensation Committee determined the bonus amounts based on the level of achievement of the applicable corporate performance metrics (with each metric weighted equally) and its assessment of each executive’s achievement of the applicable individual performance goals. The Compensation Committee reached these determinations based on a review of each executive officer’s accomplishments relative to his individual goals for the year, including their management of the Company, its properties and its employees.
Long-Term Equity Compensation
For 2023, the Company’s named executive officers were eligible to receive annual equity awards with time-based vesting requirements and annual equity awards with a combination of time and performance-based vesting requirements, in each case under the LTIC Program. The purpose of the LTIC Program is to attract and retain talented executives and key employees, to motivate future performance and to link compensation to performance of the Company’s stock over a multi-year period. The Compensation Committee believes that it is appropriate to use a combination of time and performance-based awards in order to attract and retain talented executives and key employees, and to link compensation to performance of the Company’s stock over a multi-year period. LTIC

Program awards are granted to our named executive officers, as well as other employee LTIC Program participants, in January of each fiscal year. The size of awards granted to each executive is determined based on his performance and the Company’s performance during the prior fiscal year. We grant equity awards under the 2015 Omnibus Plan.
The Company’s named executive officers (and other employees who are eligible to receive long-term incentive compensation as part of their annual compensation package) were given the option to elect to receive their 2022 LTIC Program awards (which were granted in January 2023) in the form of (i) restricted shares with time-based vesting requirements (“LTIC Shares”) and restricted share units with both time-based and performance-based vesting requirements (“LTIC RSUs”), or (ii) time-based and performance-based LTIP Units, which are discussed in more detail in the next paragraph.

LTIP Units are a special class of interests in EQC Operating Trust (the “Operating Trust”) that may be issued to employees, officers or trustees of the Operating Trust, the Company or their subsidiaries (“LTIP Units”). The Operating Trust is the entity through which we now conduct our business following our conversion to an UPREIT in 2016. LTIP Units are structured to qualify as “profits interests” for tax purposes. Each LTIP Unit will convert automatically into an OP Unit on a one-for-one basis when the LTIP Unit becomes vested and upon equalization of its capital account with the per-unit capital account of the OP Units (such equalization referred to as, a “Book-Up Event”). Holders of OP Units (other than the Company) generally have the right, commencing six months from the date of issuance of such OP Units, to cause the Operating Trust to redeem their OP Units in exchange for cash or, at the option of the Company, Common Shares on a one-for-one basis.
Each of the named executive officers elected to receive his 2022 LTIC Program awards in the form of LTIC Shares and LTIC RSUs, which were granted on January 26, 2023.
The following illustrations show the performance periods and vesting schedules for the LTIC Program awards. The duration of the LTIC Program awards is four years from start to finish including performance criteria and further vesting.
Performance-Based Awards (67% of LTIC Program Awards)
 Time-Based Awards (33% of LTIC Program Awards)

Time-Based Awards. For each of our named executive officers, 33% of the executive’s target LTIC Program award in 2023 consisted of time-based LTIC Shares. In January 2023, each of our named executive officers received a grant of LTIC Shares, which, based on the closing price per share of our Common Shares of $25.61 on January 26, 2023, had the following value on the grant date:

Named Executive Officer	Number of LTIC Shares	Value of LTIC Shares
David A. Helfand	47,754	$1,222,980
William H. (Bill) Griffiths	10,894	$278,995
David S. Weinberg	21,455	$549,463
Orrin S. Shifrin	13,090	$335,235
The LTIC Shares will vest 25% on the “Measurement Date” (as defined below) in February of the calendar year during which the second anniversary of the grant date occurs, 25% on the Measurement Date in February of the calendar year during which the third anniversary of the grant date occurs and 50% on the Measurement Date in February of the calendar year during which the fourth anniversary of the grant date occurs, subject to the executive’s continued employment with the Company through the applicable vesting date. The term “Measurement Date” means either (i) the date in February of the applicable calendar year on which the Compensation Committee meets to determine the level of achievement of the performance criteria with respect to any performance-based awards or, (ii) if there are no such awards for which performance is required to be measured during the applicable calendar year, the first date in February of such calendar year on which the Compensation Committee meets or takes an action by unanimous written consent. Each LTIC Share entitles the named executive officer to receive any dividends declared on the Common Shares beginning on the grant date of the LTIC Share.
Performance-Based Awards. For each of our named executive officers, the other 67% of the executive’s target LTIC Program award for 2023 consisted of LTIC RSUs, which have time-based and performance-based vesting requirements. Each LTIC RSU represents the right to receive one Common Share. In January 2023, our named executive officers received grants of the following LTIC RSUs, reflecting the number of LTIC RSUs that each executive will earn if the applicable performance measure is achieved at the target level, which, based on the closing price per Common Share of $25.61 on January 26, 2023, had the following values on the grant date:

Named Executive Officer	Number of LTIC RSUs	Value of LTIC RSUs
David A. Helfand	96,955	$2,483,018
William H. (Bill) Griffiths	22,119	$566,468
David S. Weinberg	43,561	$1,115,597
Orrin S. Shifrin	26,576	$680,611
The actual number of LTIC RSUs that each executive will earn will be between 0% and 249.25% of the number of units granted to the executive, depending on the achievement of the applicable performance criteria. Since the number of LTIC RSUs that will be earned, if any, will not be determined until the end of the three-year performance period, the actual value of the LTIC RSUs could be higher or lower than the foregoing target levels, depending on the Company’s achievement of the applicable performance criteria.
The primary performance measure for the LTIC RSUs is the TSR of the Common Shares over a three-year performance period relative to the TSRs of the companies that comprise the Nareit Office Index over the same period of time, provided that only companies that are public throughout the entire performance period will be included for purposes of calculating the relative TSR comparison. The secondary performance measure for the LTIC RSUs is absolute TSR if the Company’s TSR is negative.

After the Company’s TSR percentile is determined, the number of LTIC RSUs that will be earned by an executive will be determined by multiplying the number of units that was granted to the executive by the applicable percentage listed in the following table.

Company TSR Relative to Nareit Office Index TSRs over Performance Period	% of Granted LTIC RSUs Earned*
90th Percentile and Above	249.5%
80th Percentile	212.0%
70th Percentile	174.5%
60th Percentile	137.0%
50th Percentile (Target)	100.0%
40th Percentile	68.5%
30th Percentile	37.5%
25th Percentile	25.5%
Below 25th Percentile	0.0%
* The actual number of LTIC RSUs earned will be the number of units awarded to each named executive officer, which is the target number of units that can be earned, multiplied by the applicable percentage listed in the table above. The actual number of LTIC RSUs will be determined at the end of the three-year performance period. The percentages listed in the table above are rounded to the nearest 0.5%.

If the Company’s total TSR for the performance period is negative, any LTIC RSUs deemed earned based on the table above will be reduced by 25%. To the extent performance falls between two levels in the table above, linear interpolation will apply in determining the percentage of the LTIC RSUs that are earned. Any LTIC RSUs that do not become earned at the end of the performance period will be forfeited.
The LTIC RSUs will vest, if at all, as follows: (i) 50% following the conclusion of the performance period on the date that the Compensation Committee determines whether and to what extent the performance criteria have been achieved, and (ii) 50% on the Measurement Date in February of the calendar year during which the fourth anniversary of the grant date occurs, subject in each case to the executive’s continued employment with the Company through such date. Earned LTIC RSUs will generally be paid out as soon as practicable following the applicable vesting date. The Compensation Committee believes that subjecting 50% of any earned LTIC RSUs to an additional one-year vesting period further serves to help retain our named executive officers.
The named executive officers will not be entitled to receive any dividends with respect to the Common Shares underlying the LTIC RSUs unless and until the LTIC RSUs are earned, at which time each executive will be entitled to receive an amount in cash equal to the aggregate amount of dividends that would have been paid in respect of the Common Shares underlying the executive’s earned LTIC RSUs had such Common Shares been issued to the executive on the first day of the performance period. Following the performance period, each executive will be entitled to receive, in respect of each earned LTIC RSU held by the executive, whether or not vested, an amount in cash equal to the per share amount of any dividend paid by the Company to the shareholders, which amount will be paid to the executive within 60 days following the date that the dividend is paid to the shareholders.

To the extent a named executive officer elects to receive his award under the LTIC Program in the form of LTIP Units, the named executive officer would receive an award consisting of (i) LTIP Units (equal to 33% of the target value of the LTIC award) subject to time-vesting requirements generally consistent with the vesting terms applicable to LTIC Shares (the “Time-Based LTIP Units”) and (ii) LTIP Units (equal to 67% of the target value of the LTIC award) subject to time-vesting and performance-vesting requirements generally consistent with the vesting terms applicable to LTIC RSUs (the “Performance-Based LTIP Units”). A Time-Based LTIP Unit generally entitles the holder thereof to receive the same per unit distributions as the other OP Units of the Operating Trust. A holder of Performance-Based LTIP Units will not be entitled to participate in distributions with respect to the executive’s Performance-Based LTIP Units until expiration of the applicable performance period, at which time the executive generally will become entitled to receive a special catch-up distribution in respect of the executive’s earned Performance-Based LTIP Units, if any, for the periods prior to such time.
Achievement of Performance-Based Awards. With respect to the LTIC RSUs and Performance-Based LTIP Units granted to our named executive officers in 2014–2020, which were earned in 2017–2023, respectively, the value earned was below the target grant date Monte Carlo simulation model fair value for such awards earned in 2017, 2018 and 2022, and above the target grant date Monte Carlo simulation model fair value for such awards earned in 2019–2021 and 2023, based on actual performance measured at the end of their respective three-year performance periods (including, for this purpose, grants to the person appointed Chief Financial Officer at the time of grant).
With respect to the LTIC RSUs granted to our named executive officers in 2021–2023, assuming a performance measurement date of, and the share price at, December 31, 2023 (including, for this purpose, grants to the person appointed Chief Financial Officer at the time of grant), the value that would be earned was below the target grant date Monte Carlo simulation model fair value for such awards granted in 2021 and 2023, and above the target grant date Monte Carlo simulation model fair value for such awards granted in 2022. The actual number of LTIC RSUs in each such grant that will become earned will be determined at the end of the applicable performance period using relative TSR compared to our peers, and therefore the calculations above are not representative of the actual amount to be earned.
The use of the relative TSR metric for a significant portion of our long-term incentive compensation ensures that our compensation is aligned with the interests of our shareholders.
The target fair value amounts shown in the charts above represent the total accounting expense for each grant, which we recognize ratably over the applicable vesting period. We do not adjust this recorded expense either during the performance period or based on actual value received at the end of such period. Through December 31, 2023, the value of the awards that have completed their performance period is, in the aggregate, greater than the target fair value reported as an expense for such awards. For the awards that have not completed their performance period as of December 31, 2023, the value of the awards, assuming a performance measurement date of December 31, 2023, would be, in the aggregate, less than the target fair value recorded as an expense for such awards. The ultimate value of the 2021, 2022 and 2023 awards will be determined at their actual measurement date in the future, which may result in a value different than shown above. As discussed below, the performance of the 2021 awards was determined by the Compensation Committee on February 6, 2024.
Calculation of Three-Year Measurement for January 27, 2020 Performance-Based Awards. On February 7, 2023, the Compensation Committee approved the level of achievement of the performance measure with respect to the performance-based awards that were granted to our named executive officers on January 27, 2020. The Compensation Committee determined that the TSR of the Common Shares over the three-year performance period commencing on January 27, 2020 and ending on January 27, 2023, relative to the TSRs of the companies that comprised the Nareit Office Index over the same period of time, was in the 89th percentile. Accordingly, approximately 185.46% of the target performance-based awards granted to each executive became earned (115,547, 8,882, 61,223, and 37,352 RSUs for Messrs. Helfand, Griffiths, Weinberg, and Shifrin, respectively). 50% of such earned performance-based awards vested on February 7, 2023, when the Compensation Committee approved the performance measurement, and 50% vested on February 6, 2024.
Calculation of Three-Year Measurement for January 25, 2021 Performance-Based Awards. On February 6, 2024, the Compensation Committee approved the level of achievement of the performance measure with respect to the performance-based awards that were granted to our named executive officers on January 25, 2021. The Compensation Committee determined that the TSR of the Common Shares over the three-year performance period commencing on January 25, 2021 and ending on January 25, 2024, relative to the TSRs of the companies that comprised the Nareit Office Index over the same period of time, was in the 79th percentile. Accordingly, approximately 155.95% of the target performance-based awards granted to each executive became earned (116,228, 7,955, 61,585, and 37,573 RSUs for Messrs. Helfand, Griffiths, Weinberg, and Shifrin, respectively). 50% of such earned performance-based awards vested on February 6, 2024, when the Compensation Committee approved the performance measurement, and 50% are scheduled to vest on the Measurement Date in February of 2025, subject to the terms and conditions of the applicable award agreements.
The treatment of the LTIC Shares, Time-Based LTIP Units, LTIC RSUs and Performance-Based LTIP Units upon a termination of the executive’s employment and/or a change in control of the Company is described below in the section entitled “Potential Payments Upon Termination or Change in Control.”
Severance Rights and Change in Control Agreements
Each of Messrs. Helfand, Griffiths, Weinberg, and Shifrin, is party to a Change in Control Agreement as described below in the section entitled “Change in Control Agreements.” The Company does not have any other type of employment agreements with any of our named executive officers, but will provide accelerated vesting for all or a portion of their outstanding equity awards and a prorated bonus payment upon certain terminations of employment, as described immediately below in the section entitled “Severance Benefits” and in the section entitled “Potential Payments Upon Termination or Change in Control.”

Severance Benefits
In June 2023, the Board and the Compensation Committee each approved that, in the event of a Qualified Termination (as defined below), Company employees, including the named executive officers, will be entitled to: (i) certain bonus payments in recognition of any partial year of service during the year in which the termination occurs, and (ii) with respect to the applicable equity award agreements, full (rather than prorated) vesting for time-based outstanding equity awards at the time of the Qualified Termination and for full (rather than prorated) vesting for performance-based equity awards considered earned based on the measurement of performance achievement at the end of the applicable performance period. The Board and the Compensation Committee determined that such actions were appropriate in recognition of the fact that our STIP bonus payment and LTIC Program grants are paid in arrears for each employee’s service and performance during the year preceding the year of grant.
The prorated bonus payments will consist of a prorated portion, based on the time served during the year of termination, of sum of the executive’s STIP bonus actually paid in respect of the prior calendar year and the executive’s LTIC Program target for the calendar year in which the Qualified Termination occurred. The right to receive the prorated bonus payment is subject to the impacted named executive officer’s execution and non-revocation of a release of claims in a form acceptable to the Company. The prorated bonus payments will not result in duplication of the prorated STIP bonus payment due under the named executive officers’ CIC Agreements.
For purposes of the severance benefits described above, a “Qualified Termination” means the named executive officer’s employment is terminated (i) by the Company or an affiliate without Cause (as such term is defined in the 2015 Omnibus Plan); (ii) by the named executive officer for “good reason” (as such term is defined in the applicable equity award agreement); (iii) due to the named executive officer’s “retirement” (as such term is defined in the applicable equity award agreement); or (iv) due to the named executive officer’s death or “disability” (as such term is defined in the 2015 Omnibus Plan).
Other Employee Benefits and Perquisites
We provide to all our employees, including our named executive officers, broad-based health and welfare benefits that are intended to help attract and retain employees. Our named executive officers are eligible to receive the same benefits, including life and health benefits and vacation, holiday and sick time, that are available to all employees. We do not provide executive perquisites to our named executive officers.
Other Compensation Practices and Policies
Stock Ownership Guidelines
We believe that equity ownership by our officers helps align their interests with our shareholders’ interests. To that end, we have adopted formal stock ownership guidelines applicable to all of our named executive officers with the following key terms:
•    Our Chief Executive Officer is required to own our securities equal in value to at least six times his base salary;
•    Each of our other named executive officers is required to own our securities equal in value to at least three times the executive's base salary;
•    We do not include unmeasured or unvested performance-based awards in our executive ownership calculations;
•    Each named executive officer has five years to comply with the ownership requirement and is required to hold shares at this level while serving in his position; and
•    Mandatory holding period that requires named executive officers to retain all net securities (after payment of applicable taxes) earned from any equity award until the applicable stock ownership requirement is achieved.
All of our named executive officers are in compliance with our stock ownership guidelines as of the date of this Proxy Statement. See the section below entitled “Trustee Compensation – Stock Ownership Guidelines” for a discussions of the stock ownership guidelines applicable to non-employee trustees.
Anti-Hedging and Anti-Pledging Policies
Our Board has adopted restrictions on hedging and pledging securities issued by the Company pursuant to the Company’s Policy on Inside Information and Insider Trading. With respect to hedging, our trustees, employees (including executive officers) and their family members who reside with them are prohibited from trading in any interest relating to the future price of the Company’s securities, such as a put, call or short sale. With respect to pledging, trustees, employees (including executive officers) and their family members who reside with them are prohibited from holding securities issued by the Company in a margin account or pledging these securities as collateral for a loan. The Board may grant exceptions to this anti-pledging policy for trustees and executive officers and the Company’s Compliance Officer may grant such exceptions to other employees. No such exceptions have been granted for trustees, executive officers or their family members since the implementation of the policy on July 31, 2014.

Tax Deductibility of Executive Compensation
Under Section 162(m) of the Code, a publicly-held corporation (including the Company) generally is limited to a $1 million annual tax deduction for compensation paid to each of its “covered employees,” which limitation would apply to the Company to the extent the real estate investment trust’s distributive share of any compensation paid to its covered employees by our operating partnership exceeds the $1 million threshold (other than compensation attributable to certain grandfathered equity grants).
While the Compensation Committee will consider the impact of Section 162(m) on its compensation arrangements going forward, it is only one of many factors, and it is anticipated that Compensation Committee will, in its discretion and when it deems appropriate, enter into compensation arrangements with those executives considered “covered employees” under which payments may not be fully deductible under Section 162(m).

Clawback Policy
The Compensation Committee adopted a clawback policy in 2014, which has been modified from time to time, including most recently in October 2023, when the Compensation Committee amended the clawback policy to comply with the finalized and effective SEC and NYSE rules (Section 10D of the Exchange Act, Rule 10D-1 of the Dodd Frank Wall Street Reform and Consumer Protection Act promulgated thereunder, and Section 303A.14 of the NYSE Exchange Listed Company Manual). Pursuant to the amended clawback policy, in the event of an accounting restatement (“Accounting Restatement”), the Company’s current or former named executive officers and certain other officers (as defined in the clawback policy) must reimburse the Company for (i) any incentive-based compensation erroneously awarded during the three completed fiscal years preceding the date on which the Company is required to prepare such Accounting Restatement, and (ii) any profits realized from the sale of the Company’s securities during the period following the first public issuance or filing with the SEC of the misstated financials. Incentive compensation subject to recoupment, includes the difference between the amount of incentive compensation received by the individual during the three fiscal years preceding the required Accounting Restatement and the amount that the individual would have received based on the restated financial measures. For incentive compensation based on stock price or total shareholder return, the Company will determine an amount that is a reasonable estimate of the effect of the Accounting Restatement on the Company’s stock price for the relevant period. The Compensation Committee has the authority to interpret and make all determinations under the amended clawback policy.
2024 Compensation Actions
2024 Base Salaries

On January 29, 2024, the Compensation Committee approved a 4% increase in annual base salary for each of our named executive officers for the 2024 fiscal year in line with the standard increase for the Company’s non-executive employees for the 2024 fiscal year.

Named Executive Officer	2023 Base Salary	2024 Base Salary	Percentage Change in Base Salary
David A. Helfand	$950,000	$988,000	4%
William H. (Bill) Griffiths	$600,000	$624,000	4%
David S. Weinberg	$675,938	$702,975	4%
Orrin S. Shifrin	$594,825	$618,618	4%
2024 STIP Performance Goals
Also, on January 29, 2024, the Compensation Committee determined that, consistent with fiscal years 2018 through 2023, 67% of award determinations under the STIP for fiscal year 2024 will be based on the achievement of corporate performance metrics, and 33% of award determinations under the STIP for fiscal year 2024 will be based on the achievement of individual performance goals. The threshold, target and maximum annual bonus amounts under the STIP for fiscal year 2024, as a percentage of their respective annual base salaries, remained the same as the corresponding amounts for fiscal year 2023 for Messrs. Helfand, Griffiths, Weinberg and Shifrin, with such amounts set as follows: 75%, 150% and 225%, respectively, for Mr. Helfand; and 50%, 100% and 150%, respectively, for each of Messrs. Griffiths, Weinberg and Shifrin.

2023 LTIC Program Awards
Since the current Board and management team took over in 2014, the Company has adopted an annual LTIC Program that has remained relatively unchanged. On January 29, 2024, the Compensation Committee approved the grant of equity awards to our named executive officers for fiscal year 2023 performance and to motivate future performance and further align the interests of our named executive officers and our shareholders pursuant to the LTIC Program. The named executive officers (and other employees who are eligible to receive long-term incentive compensation as part of their annual compensation package) were given the option to elect to receive their 2023 LTIC Program awards in the form of (i) LTIC Shares and LTIC RSUs or (ii) LTIP Units. Each of our named executive officers elected to receive the executive's 2023 LTIC Program awards in the form of LTIC Shares and LTIC RSUs.
For each of our current named executive officers, 33% of the executive’s target LTIC Program award consists of LTIC Shares and 67% consists of LTIC RSUs. The table below lists the 2023 LTIC Program awards that were granted by the Compensation Committee to each named executive officer in January 2024, which were all granted under the 2015 Omnibus Plan.

Named Executive Officer	Time-Based LTIC Shares	Performance-Based LTIC RSUs
David A. Helfand	60,332	122,493
William H. (Bill) Griffiths	13,636	27,686
David S. Weinberg	29,801	60,504
Orrin S. Shifrin	18,181	36,914
LTIC Shares. Based on the closing price per Common Share of $19.36 on January 29, 2024, the LTIC Shares granted to Messrs. Helfand, Griffiths, Weinberg and Shifrin had a grant date value of $1,168,028, $263,993, $576,947 and $351,984, respectively.
LTIC RSUs. Based on the closing price per Common Share of $19.36 on January 29, 2024, the number of LTIC RSUs that will be earned by the executives if the Company’s performance is at the target level had a value on the grant date of $2,371,464, $536,001, $1,171,357 and $714,655 for Messrs. Helfand, Griffiths, Weinberg and Shifrin, respectively. The actual number of LTIC RSUs that each executive will earn will be between 0% and 249.25% of the number of LTIC RSUs granted to him, depending on the achievement of the applicable performance criteria. Since the number of LTIC RSUs that will be earned, if any, will not be determined until the end of the three-year performance period, the actual value of the LTIC RSUs could be higher or lower than the foregoing target levels, depending on the Company’s achievement of the applicable performance criteria.
The LTIC Shares and LTIC RSUs granted in 2024 have the same terms and conditions as the LTIC Shares and LTIC RSUs granted in 2023, as described above in the section entitled “Compensation Discussion and Analysis – Elements of Compensation – Long-Term Equity Compensation.” The treatment of the LTIC Shares and LTIC RSUs granted in 2024 upon a termination of the executive’s employment and/or a change in control of the Company is the same as the treatment of the LTIC Shares and LTIC RSUs granted in 2023 in such circumstances, as described below in the section entitled “Potential Payments Upon Termination or Change in Control.”

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement for the Company’s 2024 Annual Meeting of Shareholders, and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

Respectfully submitted,

THE COMPENSATION COMMITTEE

Gerald A. Spector, Chair
Peter Linneman
James A. Star

EXECUTIVE COMPENSATION
Summary Compensation Table
The following Summary Compensation Table includes the 2023, 2022 and 2021 compensation data for our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
David A. Helfand Chair of the Board, President and Chief Executive Officer	2023	950,000	—	4,762,807[1]	2,074,009[4]	8,000[5]	7,794,816
	2022	824,000	—	3,935,936[2]	1,617,986[4]	8,000[5]	6,385,922
	2021	824,000	—	3,859,442[3]	1,582,791[4]	8,000[5]	6,274,233
William H. (Bill) Griffiths Executive Vice President, Chief Financial Officer and Treasurer	2023	600,000	—	1,086,560[1]	873,267[4]	8,000[5]	2,567,827
	2022	500,000	—	513,543[2]	654,525[4]	8,000[5]	1,676,068
	2021	383,112	—	264,167[3]	410,000[4]	8,000[5]	1,065,279
David S. Weinberg Executive Vice President and Chief Operating Officer	2023	675,938	—	2,139,875[1]	983,790[4]	8,000[5]	3,807,603
	2022	643,750	—	2,085,466[2]	842,701[4]	8,000[5]	3,579,917
	2021	643,750	—	2,044,949[3]	824,370[4]	8,000[5]	3,521,069
Orrin S. Shifrin Executive Vice President, General Counsel and Secretary	2023	594,825	—	1,305,525[1]	865,735[4]	8,000[5]	2,774,085
	2022	566,500	—	1,272,344[2]	741,577[4]	8,000[5]	2,588,421
	2021	566,500	—	1,247,645[3]	725,446[4]	8,000[5]	2,547,591
1    Represents the aggregate grant date fair value of the LTIC Shares and LTIC RSUs granted to the named executive officer on January 26, 2023, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”), excluding the effect of estimated forfeitures for purposes of computing the value of the LTIC RSUs, and based on the assumptions described in Note 8 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023. The grant date fair value of the LTIC Shares ($1,222,980 for Mr. Helfand, $278,995 for Mr. Griffiths, $549,463 for Mr. Weinberg, and $335,235 for Mr. Shifrin) is equal to the closing price per Common Share on the date of grant, $25.61, multiplied by the number of shares granted (47,754 for Mr. Helfand, 10,894 for Mr. Griffiths, 21,455 for Mr. Weinberg, and 13,090 for Mr. Shifrin). The grant date fair value of the LTIC RSUs ($3,539,827 for Mr. Helfand, $807,565 for Mr. Griffiths, $1,590,412 for Mr. Weinberg, and $970,290 for Mr. Shifrin) is based on a Monte Carlo simulation model, representing the number of LTIC RSUs that would be earned by the executive if the target level of performance is achieved (96,955 for Mr. Helfand, 22,119 for Mr. Griffiths, 43,561 for Mr. Weinberg, and 26,576 for Mr. Shifrin), as such level of achievement represents the probable outcome as of the grant date. The number of LTIC RSUs that would be earned by the executive if the maximum level of performance is achieved is 241,660 for Mr. Helfand, 55,132 for Mr. Griffiths, 108,576 for Mr. Weinberg, and 66,241 for Mr. Shifrin.
2    Represents the aggregate grant date fair value of the LTIC Shares and LTIC RSUs granted to the named executive officer on January 26, 2022, computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures for purposes of computing the value of the LTIC RSUs, and based on the assumptions described in Note 9 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022. The grant date fair value of the LTIC Shares ($1,037,009 for Mr. Helfand, $135,303 for Mr. Griffiths, $549,474 for Mr. Weinberg, and $335,223 for Mr. Shifrin) is equal to the closing price per Common Share on the date of grant, $25.50, multiplied by the number of shares granted (40,667 for Mr. Helfand, 5,306 for Mr. Griffiths, 21,548 for Mr. Weinberg, and 13,146 for Mr. Shifrin). The grant date fair value of the LTIC RSUs ($2,898,927 for Mr. Helfand, $378,240 for Mr. Griffiths, $1,535,992 for Mr. Weinberg, and $937,121 for Mr. Shifrin) is based on a Monte Carlo simulation model, representing the number of LTIC RSUs that would be earned by the executive if the target level of performance is achieved (82,567 for Mr. Helfand, 10,773 for Mr. Griffiths, 43,748 for Mr. Weinberg, and 26,691 for Mr. Shifrin), as such level of achievement represents the probable outcome as of the grant date. The number of LTIC RSUs that would be earned by the executive if the maximum level of performance is achieved is 205,798 for Mr. Helfand, 26,852 for Mr. Griffiths, 109,042 for Mr. Weinberg, and 66,527 for Mr. Shifrin.
3    Represents the aggregate grant date fair value of the LTIC Shares and LTIC RSUs granted to the named executive officer on January 25, 2021, computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures for purposes of computing the value of the LTIC RSUs, and based on the assumptions described in Note 10 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021. The grant date fair value of the LTIC Shares ($1,037,029 for Mr. Helfand, $70,992 for Mr. Griffiths, $549,463 for Mr. Weinberg, and $335,243 for Mr. Shifrin) is equal to the closing price per Common Share on the date of grant, $28.25, multiplied by the number of shares granted (36,709 for Mr. Helfand, 2,513 for Mr. Griffiths 19,450 for Mr. Weinberg, and 11,867 for Mr. Shifrin). The grant date fair value of the LTIC RSUs ($2,822,413 for Mr. Helfand, $193,175 for Mr. Griffiths, $1,495,486 for Mr. Weinberg, and $912,402 for Mr. Shifrin) is based on a Monte Carlo simulation model, representing the number of LTIC RSUs that would be earned by the executive if the target level of performance is achieved (74,529 for Mr. Helfand, 5,101 for Mr. Griffiths, 39,490 for Mr. Weinberg, and 24,093 for Mr. Shifrin), as such level of achievement represents the probable outcome as of the grant date. The number of LTIC RSUs that would be earned by the executive if the maximum level of performance is achieved is 185,764 for Mr. Helfand, 12,714 for Mr. Griffiths, 98,429 for Mr. Weinberg, and 60,052 for Mr. Shifrin.
4    Represents the amount of the annual cash bonus earned by the executive under the STIP for fiscal years 2023, 2022 and 2021, as applicable. See the section above entitled “Compensation Discussion and Analysis – Elements of Compensation – Annual Cash Incentive Compensation” for additional information about the STIP for 2023.
5    For each executive, represents employer matching contributions to the Company’s 401(k) plan.

Grants of Plan-Based Awards
The following table sets forth information with respect to grants of plan-based awards to the named executive officers during the fiscal year ended December 31, 2023.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards[2]
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)
David A. Helfand	1/26/23	712,500	1,425,000	2,137,500
	1/26/23				24,597	96,955	241,660		3,539,827[4]
	1/26/23							47,754[3]	1,222,980[5]
William H. (Bill) Griffiths	1/26/23	300,000	600,000	900,000
	1/26/23				5,612	22,119	55,132		807,565[4]
	1/26/23							10,894[3]	278,995[5]
David S. Weinberg	1/26/23	337,969	675,938	1,013,907
	1/26/23				11,051	43,561	108,576		1,590,412[4]
	1/26/23							21,455[3]	549,463[5]
Orrin S. Shifrin	1/26/23	297,413	594,825	892,238
	1/26/23				6,742	26,576	66,241		970,290[4]
	1/26/23							13,090[3]	335,235[5]
1    These amounts represent potential payouts under our STIP with respect to fiscal year 2023 performance, with the “maximum” amount representing 1.5x the Executive’s target bonus opportunity, which does not account for special circumstances. The annual cash bonus amounts earned by the named executive officers under the STIP for fiscal year 2023, which are reflected in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table” above, are as follows: (i) Mr. Helfand, $2,074,009; (ii) Mr. Griffiths, $873,267; (iii) Mr. Weinberg, $983,790; and (iv) Mr. Shifrin, $865,735.
2    The amount in the “Target” column represents the number of LTIC RSUs granted to Messrs. Helfand, Griffiths, Weinberg and Shifrin on January 26, 2023, and is the target number of LTIC RSUs that the executive may earn under the award. The LTIC RSUs are market-based grants that will be earned based upon the Company’s TSR relative to the TSRs of the companies that comprise the Nareit Office Index over a three-year performance period, with any earned LTIC RSUs vesting 50% following the performance period and 50% on the Measurement Date in February of the calendar year during which the fourth anniversary of the date of grant occurs. The executive will earn between 0% and 249.25% of the number of the LTIC RSUs granted to him depending on the achievement of the performance criteria over the performance period. The executive will earn the target number of LTIC RSUs if the Company’s relative TSR performance over the three-year performance period is in the 50th percentile. The amount in the “Maximum” column represents the number of LTIC RSUs that the executive will earn if the Company’s relative TSR performance over the three-year performance period is in the 90th percentile, which is the maximum number of LTIC RSUs that the executive may earn under the award. The amount in the “Threshold” column represents the number of LTIC RSUs that the executive will earn if the Company’s relative TSR performance over the three-year performance period is in the 25th percentile, which is the minimum level of performance that will still result in a portion of the LTIC RSUs being earned by the executive (none of the LTIC RSUs will be earned if performance is below the 25th percentile).
3    Reflects the number of LTIC Shares granted to Messrs. Helfand, Griffiths, Weinberg and Shifrin on January 26, 2023. The LTIC Shares vest 25% on the Measurement Date in February of the calendar year in which the second anniversary of the grant date occurs, 25% on the Measurement Date in February of the calendar year in which the third anniversary of the grant date occurs, and 50% on the Measurement Date in February of the calendar year in which the fourth anniversary of the grant date occurs.
4    Represents the aggregate grant date fair value of the LTIC RSUs granted during 2023, computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures, and based on the assumptions described in Note 8 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.
5    Represents the aggregate grant date fair value of the LTIC Shares granted during 2023, computed in accordance with FASB ASC Topic 718, and based on the assumptions described in Note 8 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.
Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
EQC may provide long-term equity compensation to employees, trustees, officers, consultants and advisors of the Company and its subsidiaries pursuant to the 2015 Omnibus Plan. The purpose of the 2015 Omnibus Plan is to provide eligible persons with an incentive to contribute to the success of the Company and to operate and manage the Company’s business in a manner that will provide for the Company’s long-term growth and profitability to benefit its shareholders and other important stakeholders, including its employees and customers, and provide a means of obtaining, rewarding and retaining key personnel. The 2015 Omnibus Plan is administered by the Compensation Committee, which has the authority to select persons to whom awards will be granted and to determine the terms and conditions of such awards. The following types of awards may be granted under the 2015 Omnibus Plan, subject to the limitations set forth in the 2015 Omnibus Plan: stock options; stock appreciation rights; restricted stock; stock units; unrestricted stock; dividend equivalent rights; performance shares and other performance-based awards; limited partnership interests in the partnership entity through which the Company conducts its business; other equity-based awards; and cash bonus awards.
The key terms of the LTIC Shares and LTIC RSUs granted to the named executive officers on January 26, 2023, which were granted under the 2015 Omnibus Plan, are described above in the section entitled “Compensation Discussion and Analysis – Elements of Compensation – Long-Term Equity Compensation.”

Outstanding Equity Awards at 2023 Fiscal Year-End
The following table sets forth information with respect to each of the named executive officer’s outstanding equity awards at December 31, 2023.

Name	Date of Grant	Number of Shares or Units of Stock That Have Not Vested (#)[1]	Market Value of Shares or Units of Stock That Have Not Vested ($)[2]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other rights That Have Not Vested (#)[3]	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)[2]
David A. Helfand	1/26/23	47,754	916,877	96,955	1,861,536
	1/26/22	40,667	780,806	205,798	3,951,326
	1/25/21	27,531	528,595	185,764	3,566,660
	1/27/20	73,115	1,403,808	—	—
William H. (Bill) Griffiths	1/26/23	10,894	209,165	22,119	424,685
	1/26/22	5,306	101,875	26,852	515,553
	1/25/21	1,884	36,173	12,714	244,113
	1/27/20	5,620	107,904	—	—
David S. Weinberg	1/26/23	21,455	411,936	43,561	836,371
	1/26/22	21,548	413,722	109,042	2,093,604
	1/25/21	14,587	280,070	98,429	1,889,833
	1/27/20	38,740	743,808	—	—
Orrin S. Shifrin	1/26/23	13,090	251,328	26,576	510,259
	1/26/22	13,146	252,403	66,527	1,277,324
	1/25/21	8,900	170,880	60,052	1,152,995
	1/27/20	23,636	453,811	—	—
1    Reflects the number of LTIC Shares granted to the executive on January 26, 2023, January 26, 2022, January 25, 2021, and January 27, 2020, respectively, as well as the number of LTIC RSUs granted to the executive on January 27, 2020, which became earned on February 7, 2023 and remain subject to time-based vesting conditions. The LTIC Shares granted in 2020, 2021, 2022 and 2023 vest 25% on the Measurement Date in February of the calendar year in which the second anniversary of the grant date occurs, 25% on the Measurement Date in February of the calendar year in which the third anniversary of the grant date occurs, and 50% on the Measurement Date in February of the calendar year in which the fourth anniversary of the grant date occurs. The LTIC RSUs granted in 2020 that remained outstanding as of December 31, 2023 vested on February 6, 2024.
2    Amounts reported are based on the closing market price of our Common Shares as of December 29, 2023 ($19.20), which was the last trading day of 2023.
3    Reflects the number of LTIC RSUs that the executive would earn in respect of the units granted to the executive on January 26, 2023, January 26, 2022, and January 25, 2021, as applicable, based on achieving the target level of performance for the LTIC RSUs granted in 2023 and maximum level of performance for the LTIC RSUs granted in 2022 and 2021. The number of LTIC RSUs earned by the executive depends on the actual performance level achieved by the Company for the applicable three-year performance period.

Option Exercises and Stock Vested
The following table sets forth information with respect to the stock vested for each of the named executive officers during the fiscal year ended December 31, 2023. We do not have any outstanding options.

Name	Stock Awards[1]
	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting[2] ($)
David A. Helfand	119,977	3,035,418
William H. (Bill) Griffiths	9,043	228,788
David S. Weinberg	63,570	1,608,321
Orrin S. Shifrin	38,784	981,235
1    Reflects LTIC Shares that vested on February 7, 2023 (32,695 for Mr. Helfand; 2,400 for Mr. Griffiths; 17,323 for Mr. Weinberg; and 10,569 for Mr. Shifrin), as well as LTIC RSUs that vested on February 7, 2023 (87,282 for Mr. Helfand; 6,643 for Mr. Griffiths; 46,247 for Mr. Weinberg; and 28,215 for Mr. Shifrin).
2    The value realized upon vesting equals the closing market price of our Common Shares on the date of vesting ($25.30 on February 7, 2023) multiplied by the number of shares/LTIPs vested.
Potential Payments Upon Termination or Change in Control
The LTIC Program awards granted to the named executive officers, the key terms of which are described above in the section entitled “Compensation Discussion and Analysis – Elements of Compensation – Long-Term Equity Compensation,” provide for the accelerated vesting of the awards in the event of certain terminations of employment or a change in control of the Company, as described below. In April 2019 for Messrs. Helfand, Weinberg and Shifrin and in August 2022 for Mr. Griffiths, the Company entered into Change in Control Agreements with each of its named executive officers, which are described below in the section entitled “Change in Control Agreements.” In June 2023, in recognition that our STIP bonus payment and LTIC Program grants are paid in arrears for each employee’s service and performance during the year preceding the year of grant, the Board and the Compensation Committee each approved that employees of the Company, including the named executive officers, will be entitled to certain prorated bonus payments in the event of a Qualified Termination, as described below.
LTIC Program Awards – LTIC Shares and Time-Based LTIP Units
As described above in the section entitled “Compensation Discussion and Analysis – Elements of Compensation – Severance and Change in Control Benefits,” in the event of a named executive officer’s Qualified Termination, the executive’s unvested LTIC Shares and Time-Based LTIP Units, as applicable, will become fully vested as of the date of termination. If the executive’s Qualified Termination occurs within twelve months after a “Change in Control” (as such term is defined in the equity awards agreements), in which the LTIC Shares and Time-Based LTIP Units are assumed by the acquirer or surviving entity in the Change in Control transaction, then the executive’s unvested LTIC Shares and Time-Based LTIP Units, as applicable, will become fully vested on the date of termination.
If a Change in Control occurs prior to the fourth anniversary of the grant date and while the executive is an employee of the Company, and the LTIC Shares and Time-Based LTIP Units are not assumed by the acquirer or surviving entity in the Change in Control transaction, then the executive’s unvested LTIC Shares and Time-Based LTIP Units, as applicable, will become fully vested as of the date of the Change in Control.
Each Time-Based LTIP Unit and earned Performance-Based LTIP Unit will convert automatically into an OP Unit on a one-for-one basis when the LTIP Unit becomes vested and upon a Book-Up Event. Holders of OP Units (other than the Company) generally have the right, commencing six months from the date of issuance of such OP Units, to cause the Operating Trust to redeem their OP Units in exchange for cash or, at the option of the Company, Common Shares on a one for one basis.

LTIC Program Awards – LTIC RSUs and Performance-Based LTIP Units
If, during the performance period, the named executive officer’s employment with the Company is terminated as a result of a Qualified Termination that is not in connection with a Change in Control, then the number of LTIC RSUs and Performance-Based LTIP Units, as applicable, will remain eligible to become earned based on the actual level of achievement of the applicable performance criteria, as determined by the Compensation Committee at the end of the applicable performance period. The earned portion of such awards, if any, will be considered vested as of the date the Compensation Committee determines the achievement of the applicable performance criteria.
If the executive’s Qualified Termination occurs during the performance period and within twelve months after a Change in Control in which the LTIC RSUs and Performance-Based LTIP Units were assumed by the acquirer or surviving entity in the Change in Control transaction, then any LTIC RSUs and Performance-Based LTIP Units that become earned after the end of the performance period will become fully vested as of the date the Compensation Committee determines the achievement of the performance criteria. Also in this case, with respect to any earned LTIC RSUs and Performance-Based LTIP Units, as applicable, held by the named executive officer for which the performance period is complete but for which the additional vesting period is incomplete prior to the executive’s

Qualified Termination, such earned LTIC RSUs and Performance-Based LTIP Units, as applicable, will become fully vested as of the date of the executive’s Qualified Termination.
If, during the performance period, a Change in Control occurs while the named executive officer is an employee of the Company and the LTIC RSUs and Performance-Based LTIP Units are not assumed by the acquirer or the surviving entity in the Change in Control transaction, then the executive’s LTIC RSUs and Performance-Based LTIP Units, as applicable, will be deemed earned based on the actual level of achievement of the performance criteria measured as of the date of the Change in Control, as determined by the Compensation Committee based on the 40-day trailing average price per Common Share. Any such earned LTIC RSUs and Performance-Based LTIP Units will be fully vested. In this case, with respect to any earned LTIC RSUs and Performance-Based LTIP Units, as applicable, held by the executive for which the performance period is complete but for which the additional vesting period is incomplete at the time of the Change in Control, such earned LTIC RSUs and Performance-Based LTIP Units, as applicable, will become fully vested as of the date of the Change in Control.
Change in Control Agreements
Effective April 24, 2019, for Messrs. Helfand, Weinberg and Shifrin and August 1, 2022, for Mr. Griffiths, the Company and Equity Commonwealth Management LLC entered into Change in Control Agreements (the “CIC Agreements”) with each of our executive officers. The Company adopted the CIC Agreements because it believed that they would serve as an effective retentive measure to provide the named executive officers with certain assurances regarding the benefits that will be payable if a Change in Control (as defined in the 2015 Omnibus Plan) occurs and their employment is terminated upon certain termination scenarios, as described below.
Under the CIC Agreements, upon a termination of a named executive officer by the Company without Cause (excluding by reason of the executive’s death or disability) or by the named executive officer for Good Reason (as such defined terms are set forth below, and consistent with the definitions of such terms in the 2015 Omnibus Incentive Plan and the equity award agreements issued under such plan) (each a “CIC Termination”) that occurs (i) within the six-month period prior to or two-year period following a Change in Control; or (ii) at any time, if in connection with or in anticipation of a Change in Control, the applicable named executive officer will be entitled to, subject to his execution and delivery of an irrevocable release of claims against the Company: (i) a lump sum payment equal to three times the sum of (x) the named executive officer’s annual base salary (at the rate in effect as of the date of termination, or, if greater, as of the date of the Change in Control (as applicable)), and (y) the two-year average of the most recently earned STIP awards; (ii) a lump sum payment equal to the most recently earned STIP award multiplied by a fraction, the numerator of which is the number of days the named executive officer is employed by the Company during the year in which termination occurs and the denominator of which is 365; and (iii) a lump sum payment equal to the amount that would have been payable by the Company for the cost of continued family coverage under the Company’s medical plan for a specified period following the date of termination (36 months for Mr. Helfand and 24 months for the other applicable named executive officers). The applicable named executive officer will also be entitled to receive any accrued benefits (which will not be subject to a release), including, without limitation, any unpaid STIP award for the year prior to the year in which termination occurs, in the amount approved or to be approved by the Compensation Committee, payable in a lump sum at the time the Company pays STIP bonuses to active employees.
In addition, the CIC Agreements provide that, in the event the applicable named executive officer experiences a CIC Termination in connection with or in anticipation of, or within the two-year period following, a Change in Control in which the then-outstanding equity awards are assumed, the awards will be treated as follows: (i) any awards subject to solely time vesting (“Time-Based Awards”) will become fully vested as of the date of termination; and (ii) any awards subject to performance vesting (“Performance-Based Awards”) will remain outstanding and eligible to become earned at the end of the applicable performance period based on achievement of the applicable performance criteria, as determined by the Compensation Committee, with any such earned awards becoming fully vested as of the date of such determination and settled in accordance with the terms of the applicable award agreements. The CIC Agreements also provide that, in the event that an applicable named executive officer experiences a CIC Termination within the six-month period prior to a Change in Control in which the awards are assumed: (i) the unvested portion of any Time-Based Awards that would otherwise be forfeited by the named executive officer upon his termination of employment will remain outstanding and become fully vested as of the date of the Change in Control; and (ii) any Performance-Based Awards will become fully vested, to the extent earned based on achievement of the applicable performance criteria, upon the later of the date of the Change in Control and the date of the Compensation Committee’s determination of achievement of the applicable performance criteria.
Pursuant to the CIC Agreements, a “best-net” cutback provision will be applied if any payment made to the applicable named executive officer in connection with a Change in Control, including but not limited to any payment under the CIC Agreement, would result in an excise tax imposed by Section 4999 of the Internal Revenue Code, meaning that the named executive officer will either: (i) receive all the payments and benefits to which he is entitled, subject to the excise tax; or (ii) have such payments and benefits reduced by the minimum amount necessary so that the excise tax would not apply, if such reduction would result in a greater net after-tax benefit to the named executive officer. In addition, the CIC Agreements provide that the named executive officer is subject to a perpetual confidentiality covenant.
For purposes of the CIC Agreements, “Cause” means: (i) the named executive officer’s conviction of, or plea of guilty or no contest to, a felony or a crime involving moral turpitude or the commission of any other act by him involving willful malfeasance or material fiduciary breach with respect to the Company or an affiliate of the Company; (ii) the named executive officer’s gross negligence or willful misconduct in connection with the performance of his duties to the Company; (iii) a material breach by the named executive officer of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements, if any, between him and the Company or an affiliate of the Company; or (iv) a material violation by the named executive officer of state or federal securities laws. For purposes of the CIC Agreements, “Good Reason” means the occurrence of one or more of the following without the named executive officer’s express written consent, which circumstances are not remedied by the Company within 30 days of its receipt of a written notice from the named executive officer describing the applicable circumstances giving rise to Good Reason (which notice must be provided by the named executive officer within 90 days of the named executive officer’s knowledge of the applicable circumstances); provided, however, that in order for the named executive officer to terminate his employment for Good Reason, the named executive officer must terminate employment within 60 days following the end of the Company’s cure period if the circumstances giving rise to Good Reason have not been cured: (i) any material, adverse change in the named executive officer’s duties, responsibilities, authority, title, status or reporting structure; (ii) a material reduction in the named executive officer’s base salary or bonus opportunity; or (iii) a geographical relocation of the named executive officer’s principal office location by more than 50 miles.
Prorated Bonus Payments
As described in the section entitled “Compensation Discussion and Analysis – Elements of Compensation – Severance Benefits” above, in the event of a named executive officer’s Qualified Termination, the executive is entitled to a cash payout of certain bonuses in recognition of any partial year of service during the year in which the termination occurs. The prorated bonus payment equals (i) the sum of the executive’s STIP bonus actually paid for last completed calendar year prior to the year in which the Qualified Termination occurred, and the executive’s LTIC Program target for the calendar year in which the Qualified Termination occurred, multiplied by (ii) a fraction, the numerator of which is the number of days in the year of the Qualified Termination through the executive’s employment termination date and the denominator of which is 365. This prorated bonus payment is made in recognition of the fact that our STIP bonus payment and LTIC Program grants are paid in arrears for each employee’s service and performance during the year preceding the year of grant. The right to receive the prorated bonus payment is subject to the impacted named executive officer’s execution and non-revocation of a release of claims in a form acceptable to the Company. The prorated bonus payment will not result in duplication of the prorated STIP bonus payment due under the named executive officers’ CIC Agreements.
Quantification of Payments
The following table sets forth quantitative information with respect to potential payments to each of the named executive officers or their beneficiaries upon a termination of employment and/or a change in control of the Company in various circumstances as described above, assuming a termination of employment and/or a change in control of the Company occurred, in each case, on December 29, 2023, which was the last business day of fiscal year 2023. The amounts reported are based on the closing market price of our Common Shares as of December 29, 2023 ($19.20). The amounts included in the table below do not include amounts otherwise due and owing to each applicable named executive officer, such as salary, the prior year’s annual bonus, or payments or benefits generally available to all salaried employees of the Company.

Name	Termination not in connection with a Change in Control[1]	Termination in connection with a Change in Control (Awards Assumed)[2]	Change in Control without Termination (Awards not Assumed)[3]	Change in Control without Termination (Awards Assumed)[4]
David A. Helfand
Cash Severance[5]	5,613,501	14,213,558	—	—
LTIC Shares – Value of Accelerated Vesting	2,520,845	2,520,845	2,520,845	—
LTIC RSUs – Value of Accelerated Vesting[6]	5,987,021	5,987,021	8,018,151	—
Total	14,121,367	22,721,424	10,538,996	—
William H. (Bill) Griffiths
Cash Severance[5]	1,673,261	5,902,325	—	—
LTIC Shares – Value of Accelerated Vesting	369,850	369,850	369,850	—
LTIC RSUs – Value of Accelerated Vesting[6]	814,733	814,733	948,218	—
Total	2,857,844	7,086,908	1,318,068	—
David S. Weinberg
Cash Severance[5]	2,732,095	7,646,132	—	—
LTIC Shares – Value of Accelerated Vesting	1,261,805	1,261,805	1,261,805	—
LTIC RSUs – Value of Accelerated Vesting[6]	3,022,272	3,022,272	4,144,396	—
Total	7,016,172	11,930,209	5,406,201	—
Orrin S. Shifrin
Cash Severance[5]	1,932,374	6,264,572	—	—
LTIC Shares – Value of Accelerated Vesting	769,843	769,843	769,843	—
LTIC RSUs – Value of Accelerated Vesting[6]	1,843,891	1,843,891	2,528,511	—
Total	4,546,108	8,878,306	3,298,354	—
1    With respect to the amounts in the column entitled “Termination not in connection with a Change in Control,” we assumed that no Change in Control transaction occurred and a Qualified Termination occurred.
2    With respect to the amounts in the column entitled “Termination in connection with a Change in Control (Awards Assumed),” we assumed that the LTIC Shares and LTIC RSUs were assumed by the acquirer or surviving entity in the Change in Control transaction and a CIC Termination occurred within six months prior or two years following, or in connection with or anticipation of, a Change in Control.
3    With respect to the amounts in the column entitled “Change in Control without Termination (Awards not Assumed),” we assumed that the LTIC Shares and LTIC RSUs were not assumed by the acquirer or surviving entity in the Change in Control transaction.
4    With respect to the amounts in the column entitled “Change in Control without Termination (Awards Assumed),” we assumed that the LTIC Shares and LTIC RSUs were assumed by the acquirer or surviving entity in the Change in Control transaction.
5    In the event of a Qualified Termination not in connection with a Change in Control, the named executive officers would be entitled to the prorated bonus payments described in the section entitled “Executive Compensation – Potential Payments Upon Termination or Change in Control– Prorated Bonus Payments” above (calculated for this purpose based on the full bonus payable for 2023). In the event of a CIC Termination that occurs (i) within the six-month period prior to or two-year period following a Change in Control or (ii) at any time, if in connection with or in anticipation of a Change in Control, the named executive officers are entitled to cash severance equal to three times the executive’s current annual salary, three times average cash incentive compensation paid in last two years, a pro-rata portion of the STIP bonus and LTIC Program target for calendar year 2023 (calculated for this purpose based on the full bonus payable for 2023) and two years of continuation of healthcare benefits, except Mr. Helfand who receives three years of healthcare continuation.
6    For purposes of the “Termination not in connection with a Change in Control” and “Termination in connection with a Change in Control (Awards Assumed)” columns in the table above we assumed: (i) 100% of the earned LTIC RSUs, granted to the executives on January 27, 2020 that were measured on February 7, 2023 fully vested, and (ii) 100% of the LTIC RSUs granted to the executives on January 25, 2021, January 26, 2022, and January 26, 2023, respectively, will be earned at the end of the three-year performance period, which is the number of LTIC RSUs that the executives will earn if the target level of performance is achieved. For unearned LTIC RSUs the actual number of such awards that would be earned will be determined at the end of the performance period based on the achievement of the performance criteria. In the circumstance in which there is a Change in Control but no termination, and the LTIC RSUs are not assumed by the acquirer or surviving entity in the Change in Control transaction, the LTIC RSUs will be deemed earned based on the actual level of achievement of the performance criteria measured as of the date of the Change in Control and any earned LTIC RSUs will become fully vested. Accordingly, for purposes of the “Change in Control without Termination (Awards not Assumed)” column, assuming a Change in Control occurred on December 31, 2023 and based on performance measured as of such date, the LTIC RSUs granted in 2023 would be deemed earned between the threshold and target level of performance, the LTIC RSUs granted in 2022 and 2021 would be deemed earned between the target and maximum levels of performance and the unvested LTIC RSUs granted in 2020 would be earned at their measured level of performance, and all such earned LTIC RSUs would become fully vested.
Pay Ratio Disclosure
Pursuant to Item 402(u) of Regulation S-K and Section 953(b) of the Dodd-Frank Act, presented below is the ratio of the annual total compensation of our Chief Executive Officer to the annual total compensation of our median employee (excluding our Chief Executive Officer). The ratio presented below is a reasonable estimate calculated in a manner consistent with Item 402(u).
In identifying our median employee, we calculated the annual total cash compensation earned by each of our employees for the year ended December 31, 2023, excluding our Chief Executive Officer. Total cash compensation for these purposes included base salary and bonus, and was calculated using internal payroll records. We selected the median employee based on the 22 employees who were employed by us as of November 1, 2023, excluding our Chief Executive Officer, as determined under Item 402 of Regulation S-K (“Item 402 Compensation”).
The 2023 Item 402 Compensation for our Chief Executive Officer was $7,794,816. The 2023 Item 402 Compensation for our median employee was $401,565. The ratio of our Chief Executive Officer’s Item 402 Compensation to our median employee’s Item 402 Compensation for fiscal year 2023 is 19 to 1.
The SEC rules for identifying the median employee allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to our pay ratio reported above, as other companies may have different employment and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
Pay Versus Performance Disclosure
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain measures of the Company’s financial performance. For further information concerning the Company’s pay-for-performance philosophy and how our Compensation Committee aligns executive compensation with the Company’s performance, refer to the section of this Proxy Statement entitled “Compensation Discussion and Analysis.”
The tabular and narrative disclosures provided below are intended to be calculated in a manner consistent with the applicable SEC rules and may reflect reasonable estimates and assumptions where appropriate.
Pay Versus Performance Table
The following table provides information required under the SEC’s Item 402(v) of Regulation S-K disclosing (i) a measure of total compensation and a measure reflecting “compensation actually paid” for our principal executive officer (“PEO”) and, as an average, for our other named executive officers (“Non-PEO NEOs”), and (ii) certain financial performance measures, in each case, for our four most recently completed fiscal years.

					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO[1] ($)	Compensation Actually Paid to PEO[2] ($)	Average Summary Compensation Table Total for Non-PEO NEOs[3] ($)	Average Compensation Actually Paid to Non-PEO NEOs[4] ($)	Total Shareholder Return[5] ($)	Peer Group Total Shareholder Return[6] ($)	Net Income (Loss)[7] ($)	Relative TSR[8] (percentile)
2023	7,794,816	2,787,890	3,049,838	1,443,268	82.68	63.33	83,176,000	42.9%
2022	6,385,922	13,949,213	2,614,802	4,989,801	89.63	62.07	29,275,000	100.0%
2021	6,274,233	1,394,009	4,185,762	2,022,954	89.26	99.51	(24,384,000)	10.0%
2020	5,367,318	7,189,882	2,574,275	3,360,790	94.02	81.56	443,306,000	85.0%
1    The dollar amounts represent total compensation reported for Mr. Helfand (who has been our PEO since May 2014) for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to the section of this Proxy Statement entitled “Executive Compensation – Summary Compensation Table.”
2    The dollar amounts represent the amount of “compensation actually paid” to Mr. Helfand for the corresponding fiscal year, as computed in accordance with Item 402(v) of Regulation S-K and as further described under “Reconciliation of Summary Compensation Amounts to Compensation Actually Paid” below. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Helfand during the applicable year.
3    The dollar amounts represent the average of the amounts reported for the Non-PEO NEOs in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the Non-PEO NEOs included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2023, William H. (Bill) Griffiths, David S. Weinberg and Orrin S. Shifrin; (ii) for 2022, William H. (Bill) Griffiths, David S. Weinberg and Orrin S. Shifrin; (iii) for 2021, William H. (Bill) Griffiths, David S. Weinberg, Orrin S. Shifrin and Adam S. Markman, including severance payments paid to Mr. Markman in accordance with the terms of his March 1, 2021 separation agreement; and (iv) for 2020, David S. Weinberg, Orrin S. Shifrin and Adam S. Markman.
4    The dollar amounts represent the average amount of “compensation actually paid” to the Non-PEO NEOs specified in footnote 3, as computed in accordance with Item 402(v) of Regulation S-K and further described under “Reconciliation of Summary Compensation Amounts to Compensation Actually Paid” below. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the Non-PEO NEOs during the applicable year.
5    Represents our cumulative TSR calculated by dividing the sum of the cumulative amount of dividends for the measurement period (as defined in Item 402(v)(2)(iv) of Regulation S-K), assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.
6    Represents the weighted peer group cumulative TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the following published industry index: the Nareit Office Index.
7    The dollar amounts reported represent our net income (loss) attributable to our common shareholders, as reflected in the Company’s audited financial statements for the applicable year.
8    Relative TSR refers the percentile ranking of our TSR during the applicable year when compared to the TSRs of the other companies that comprise the Nareit Office Index during the applicable year. While the Company uses several financial performance measures for the purpose of evaluating performance for the Company’s executive compensation programs, the Company has determined that relative TSR is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link compensation actually paid to the named executive officers, for the most recently completed fiscal year, to the Company’s performance, because it is the measure the Company utilizes as the primary performance-based vesting requirement under our LTIC Program.
Reconciliation of Summary Compensation Table Amounts to Compensation Actually Paid
The following table reconciles the amounts reported in the 2023 Summary Compensation Table to the amounts reported above as compensation actually paid in 2023. We have not provided pension benefits to our PEO or our Non-PEO NEOs; therefore, no adjustments to the Summary Compensation Table totals for changes in pension values are necessary. The valuation assumptions used to calculate the equity award fair values were updated as of each measurement date and will differ from those disclosed as of the grant date. For LTIC Shares and Time-Based LTIP Units, the updated valuation assumptions reflect the price of our Common Shares as of the measurement date. For LTIC RSUs and Performance-Based LTIP Units, the updated valuation assumptions reflect our relative TSR performance and the price of our Common Shares, in either case, as of the measurement date.

	PEO	Non-PEO NEOs
	2023	2023
Summary Compensation Table Total Compensation	$7,794,816	$3,049,838
Reported value of equity awards(a)	(4,762,807)	(1,510,653)
Year-end fair value of equity awards granted in the year and that are unvested	2,208,484	700,479
Year-over year change in fair value of equity awards granted in prior years that are unvested	(3,815,684)	(1,223,139)
Fair value as of vesting date of equity awards granted and vested in the year	—	—
Year-over year change in fair value of equity awards granted in prior years that vested in the year	39,592	12,254
Value of dividends or other earnings paid on equity awards not otherwise reflected in fair value or total compensation	1,323,489	414,489
Compensation Actually Paid	$2,787,890	$1,443,268
(a)The grant date fair value of equity awards represents the total of the amount reported in the “Stock Awards” column in the Summary Compensation Table for 2023. Refer to the section of this Proxy Statement entitled “Executive Compensation – Summary Compensation Table.”
Financial Performance Measures
As described in greater detail in the section of this Proxy Statement entitled “Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a pay-for-performance philosophy. The metrics that the Company uses for our incentive programs were selected based on, among other things, an objective of incentivizing our named executive officers to create long-term value for EQC shareholders. The most important financial performance measures used by the Company to link executive compensation actually paid to the named executive officers, for the most recently completed fiscal year, to the Company’s performance are set forth in the following table:

Most Important Financial Performance Measures in Fiscal Year 2023
Relative TSR*
Same Property Cash Net Operating Income**
Same Property Leased Occupancy**
* Relative TSR is the primary performance-based vesting requirement under our LTIC Program.
** Same Property Cash Net Operating Income and Same Property Leased Occupancy are the corporate performance metrics under our STIP.
For further information concerning the Company’s variable pay-for-performance philosophy and how the Company uses these financial performance measures to align executive compensation with the Company’s performance, refer to the section of this Proxy Statement entitled “Compensation Discussion and Analysis.”
Analysis of the Information Presented in the Pay Versus Performance Table
In accordance with Item 402(v) of Regulation S-K, the Company is providing the descriptions below of the relationships between information presented in the Pay Versus Performance Table. Other than the Company-selected measure of relative TSR, the financial performance measures presented in the Pay Versus Performance Table are not directly used by the Company to make compensation decisions. Further, the relative TSR component of our LTIC Program is measured over a three-year period, rather than the one-year period measured in the Pay Versus Performance Table. Therefore, the information presented in the Pay Versus Performance Table and the outcomes of the analysis below are not necessarily reflective of our executive compensation program or our pay-for-performance philosophy. For more information regarding the elements of our executive compensation program and, in particular, our pay mix, please refer to the section of this Proxy Statement entitled “Compensation Discussion and Analysis.”

Compensation Actually Paid and Cumulative TSR
As demonstrated by the following graph, the amount of compensation actually paid to Mr. Helfand and the average amount of compensation actually paid to the Non-PEO NEOs is generally aligned with the Company’s cumulative TSR over the four years presented in the Pay Versus Performance Table. The alignment of compensation actually paid with the Company’s cumulative TSR over the period presented is because a significant portion of the compensation actually paid to Mr. Helfand and to the Non-PEO NEOs is comprised of equity awards, a significant portion of which is performance-based and linked to the related financial performance measure of relative TSR.
Compensation Actually Paid vs. EQC TSR
Compensation Actually Paid and Net Income (Loss)
The Company does not use net income (loss) as a performance measure in its executive compensation program because it is neither a reliable indication of our Company’s performance nor an effective measure of long-term value creation for our Company. Therefore, even though the amount of compensation actually paid to Mr. Helfand and the average amount of compensation actually paid to the Non-PEO NEOs is generally aligned with the Company’s net income (loss) over the four years presented in the Pay Versus Performance Table, we do not view our net income (loss) results as having a direct relationship to our compensation decisions.
Compensation Actually Paid and Relative TSR
As demonstrated by the following graph, the amount of compensation actually paid to Mr. Helfand and the average amount of compensation actually paid to the Non-PEO NEOs is strongly aligned with the Company’s relative TSR over the four years presented in the Pay Versus Performance Table. While the Company uses several financial performance measures for the purpose of evaluating performance for the Company’s executive compensation programs, the Company has determined that relative TSR is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the Pay Versus Performance Table) used by the Company to link compensation actually paid to the named executive officers, for the most recently completed fiscal year, to the Company’s performance. In 2014, the Company began utilizing relative TSR as the primary performance-based vesting condition under our LTIC Program, and we have continued to utilize relative TSR as the primary performance-based vesting requirement under our LTIC Program through the most recent awards granted in 2023.

Compensation Actually Paid vs. EQC Relative TSR

Compenation Actually Paid
(in thousands)
$16,000
$14,000
$12,000
$10,000
$8,000
$6,000
$4,000
$2,000
$0
100.0%
90.0%
80.0%
70.0%
60.0%
50.0%
40.0%
30.0%
20.0%
10.0%
0.0%
Relative TSR
(Percentile Rank Amongst Nareit Office Index
Constituents)
2020
2021
2022
2023
PEO
Average for Non-PEO NEOs
EQC Relative TSR

Cumulative TSR of the Company and Cumulative TSR of the Peer Group
As demonstrated by the following graph, the Company’s cumulative TSR over the four-year period presented in the Pay Versus Performance Table was (10.4)%, while the cumulative TSR of the peer group presented for this purpose, the Nareit Office Index, was (37.9)% over the four years presented in the table. Based on an initial $100 investment, the Company’s cumulative TSR outperformed the index by $12.46 in 2020, underperformed the index by $10.24 through 2021, outperformed the index by $27.56 through 2022 and outperformed the index by $19.35 through 2023.
EQC TSR vs. Nareit Office Index TSR

Cumulative TSR
(value of initial $100 investment)
$110.00
$100.00
$90.00
$80.00
$70.00
$60.00
$50.00
2019
2020
2021
2022
2023
Nareit Office Index Cumulative TSR
EQC Cumulative TSR

TRUSTEE COMPENSATION

Overview of Trustee Compensation Program
The terms of the compensation program for trustees of the Company excluding Mr. Helfand (collectively, the “Independent Trustees”) are as follows:

Annual Retainer
Cash	$70,000
Equity (restricted shares or Time-Based LTIP Units)	$120,000
Total	$190,000

Additional Annual Compensation
Lead Independent Trustee	$45,000
Audit Committee Chair	$25,000
Compensation Committee Chair	$16,250
Nominating and Corporate Governance Committee Chair	$15,000
Audit Committee Member	$12,500
Compensation Committee Member	$7,500
Nominating and Corporate Governance Committee Member	$7,500
We will also reimburse trustees for travel and other expenses incurred in connection with their activities on our behalf.
Members of our Board who are also our employees do not receive any additional compensation for their services on the Board. Therefore, Mr. Helfand did not receive any additional compensation for his service as Chair of the Board beyond his compensation as an executive officer, described earlier in this Proxy Statement under the heading “Executive Compensation.”
Equity Awards Granted to Independent Trustees
On June 13, 2023, the Compensation Committee approved the grant of 5,773 restricted Common Shares to each of Ms. Chube, Mr. Linneman, Ms. Robertson, Mr. Spector and Mr. Star, and 5,773 Time-Based LTIP Units to Mr. Edelman, in each case, in satisfaction of his or her annual equity retainer for fiscal year 2023. Each of these grants will vest on the first anniversary of the grant date of the award, subject to the trustee’s continued service as a trustee throughout such period. All such restricted shares and Time-Based LTIP Units will fully vest upon a “Change in Control” (as such term is defined in the equity award agreements) or the death of the trustee.
All of the equity grants to the trustees described above were made under the 2015 Omnibus Plan.
Stock Ownership Guidelines
We believe that equity ownership by our trustees helps align their interests with our shareholders’ interests. To that end, we have adopted formal stock ownership guidelines applicable to all of our non-employee trustees with the following key terms:
•    Required to own our securities equal in value to at least four times his or her annual base cash retainer;
•    Five years to comply with the ownership requirement and required to hold shares at this level while serving in his or her position; and
•    Mandatory holding period that requires non-employee trustees to retain all net securities (after payment of applicable taxes) earned from any equity award until the applicable stock ownership requirement is achieved.
All of our non-employee trustees are in compliance with our stock ownership guidelines as of the date of this Proxy Statement.

Trustee Compensation Table for Fiscal Year 2023
The table below sets forth information regarding trustee compensation for fiscal year 2023.

Name	Fees Earned or Paid in Cash ($)	Equity Awards ($)	All Other Compensation ($)	Total ($)
Ellen-Blair Chube	82,791	120,021[1]	—	202,812
Martin Edelman	72,319	120,021[1]	—	192,340
Peter Linneman	121,033	120,021[1]	—	241,054
Mary Jane Robertson	88,242	120,021[1]	—	208,263
Gerald Spector	81,181	120,021[1]	—	201,202
James Star	87,319	120,021[1]	—	207,340
Sam Zell	—	144,848[2]	756,165[3]	901,013
1    Represents the aggregate grant date fair value of the 5,773 LTIC Shares awarded to each of Ms. Chube, Mr. Linneman, Ms. Robertson, Mr. Spector, and Mr. Star, as well as the 5,773 Time-Based LTIP Units granted to Mr. Edelman, on June 13, 2023, computed in accordance with FASB ASC Topic 718 and based on the assumptions described in Note 8 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023. The grant date fair value of the LTIC Shares and Time-Based LTIP Units is equal to the closing price per Common Share on the date of grant, $20.79, multiplied by the number of shares or units granted. These LTIC Shares and Time-Based LTIP Units vest on the first anniversary of the grant date of the award. As of December 31, 2023, Ms. Chube, Mr. Linneman, Ms. Robertson, Mr. Spector, and Mr. Star each held 5,773 LTIC Shares in the aggregate, and Mr. Edelman held 5,773 Time-Based LTIP Units in the aggregate.
2    The Board approved full vesting of Mr. Zell’s outstanding equity awards in connection with his death. The amount included represents the incremental fair value associated with such vesting computed in accordance with FASB ASC Topic 718.
3    Represents the Board-approved cash payment to Mr. Zell’s estate in an amount equal to a prorated portion of his $2 million target equity award for service in 2023, with such proration calculated based on his service from January 1, 2023, through his death on May 18, 2023.

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information as of December 31, 2023, relating to equity compensation plans of the Company pursuant to which Common Shares are authorized for issuance:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)[1]	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders[2]	2,038,776	—	2,073,350
Equity compensation plans not approved by security holders	—	—	—
Total	2,038,776	—	2,073,350
1    Represents outstanding Performance-Based Awards in the form of LTIC RSUs and Performance-Based LTIP Units, a portion of which are subject to additional time-based vesting following their performance measurement. The number of Performance-Based Awards set forth above includes 131,418 Performance-Based Awards for which performance has already been measured but, as of December 31, 2023, remain subject to time-based vesting, and 1,907,358 Performance-Based Awards for which performance has not been measured and have been included for this purpose at the potential maximum payout level.
2    Represents the 2015 Omnibus Plan. The number of Common Shares authorized under the 2015 Omnibus Plan was 7,400,000 as of December 31, 2023.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Unless otherwise indicated, the information set forth below is as of April 12, 2024, the Record Date for the Annual Meeting. The following table sets forth information regarding the beneficial ownership of our Common Shares (excluding any fractional shares that may be beneficially owned by such persons) by: (1) each person or entity known to us to be the beneficial owner of more than 5% of our outstanding Common Shares based on ownership information as of December 31, 2023; and (2) each of our named executive officers, each of our trustees, and our executive officers and trustees as a group. Unless otherwise indicated, (1) the address of each identified person or entity is: c/o Equity Commonwealth, Two North Riverside Plaza, Suite 2000, Chicago, Illinois 60606, and (2) we believe that each owner named below has sole voting and investment power for all our Common Shares shown to be beneficially owned by that person or entity. Except as set forth below, as of April 12, 2024, we do not know of any outstanding rights to acquire our shares of the type specified in Rule 13d-3(d)(1) under the Exchange Act with respect to any of the beneficial owners set forth below.

Name of Beneficial Owner	Number of Shares and Units[1]	Percent of All Shares[2]	Percent of All Shares and Units[3]
Beneficial Owners of More Than 5% of Our Common Shares
The Vanguard Group[4]	16,194,679	15.1%	15.1%
BlackRock, Inc.[5]	11,081,587	10.3%	10.3%
Named Executive Officers
David A. Helfand[6]	1,108,883	1.0%	1.0%
William H. (Bill) Griffiths[7]	104,572	*	*
David S. Weinberg[8]	445,834	*	*
Orrin S. Shifrin[9]	192,543	*	*
Trustees
Ellen-Blair Chube	15,604	*	*
Martin L. Edelman[10]	42,477	*	*
Peter Linneman	43,186	*	*
Mary Jane Robertson	42,477	*	*
Gerald A. Spector[11]	142,477	*	*
James A. Star[12]	79,308	*	*
All Named Executive Officers & Trustees as a Group (10 persons)	2,217,361	2.0%	2.1%
*    Less than 1% of our Common Shares.
1    Our Declaration of Trust and bylaws place restrictions on the ability of any person or group to acquire beneficial ownership of more than 9.8% of any class of our shares, unless an exception is granted by the Company. Numbers include all Common Shares, OP Units and Time-Based LTIP Units (regardless of whether a Book-Up Event has occurred).
2    The percentages indicated are based upon the number of Common Shares held by the officer or trustee divided by 107,223,284 of our Common Shares outstanding as of April 12, 2024.
3    The percentages indicated are based upon the number of Common Shares, OP Units and Time-Based LTIP Units held by the officer or trustee (as calculated in footnote 1 above) divided by 107,223,284, which represents the number of our Common Shares outstanding as of April 12, 2024, plus all OP Units and Time-Based LTIP Units that such person owns, assuming such OP Units and Time-Based LTIP Units are deemed to have been redeemed for Common Shares, but such Common Shares are not deemed to be outstanding for the purpose of computing the ownership percentage of any other person.
4    This information is as of December 31, 2023, and is based solely on a Schedule 13G/A filed with the SEC on February 13, 2024, by The Vanguard Group (“Vanguard Group”). According to that Schedule 13G/A, the address of Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. Vanguard Group reports aggregate beneficial ownership of 16,194,679 Common Shares, with sole power to vote zero Common Shares, shared power to vote 75,539 Common Shares, sole power to dispose of 16,004,166 Common Shares and shared power to dispose of 190,513 Common Shares. Vanguard Group reports that it and certain of its subsidiaries serve as investment advisors for clients that have acquired our Common Shares that are listed in that Schedule 13G/A.
5    This information is as of December 31, 2023, and is based solely on a Schedule 13G/A filed with the SEC on January 24, 2024, by BlackRock, Inc. (“BlackRock”). Based on the information provided in that Schedule 13G/A, the address of BlackRock is 55 East 52nd Street, New York, New York 10055. BlackRock reports beneficial ownership of 11,081,587 Common Shares, with sole power to vote 10,361,808 Common Shares and sole power to dispose of all 11,081,587 Common Shares. BlackRock reports that it is the parent holding company for certain subsidiaries that have acquired our Common Shares and that are listed in that Schedule 13G/A.
6    Includes 290 Common Shares held by EGI-CW Holdings, L.L.C. (“EGI-CW”). Mr. Helfand is a member of EGI-Fund (14-16) Investors, L.L.C. (“EGI-Fund (14-16)”), which is a member of EGI-CW. These 290 Common Shares represent only the number of shares in which Mr. Helfand has a pecuniary interest in accordance with his proportionate interest in EGI-Fund (14-16).
7    Includes 85,779 Common Shares and 12,047 OP Units held by the William Harden Griffiths Revocable Trust, of which Mr. Griffths is the trustee and a beneficiary. Also includes 6,746 Common Shares held by BGAC Investments LLC, of which Mr. Griffiths and his spouse are members. Mr. Griffiths disclaims beneficial ownership of the securities held by BGAC Investments LLC, except to the extent of his pecuniary interest therein.
8    Held by the David S. Weinberg Revocable Trust, of which Mr. Weinberg is the trustee and a beneficiary.
9    Held by the Orrin S. Shifrin Revocable Trust, of which Mr. Shifrin is the trustee and a beneficiary.

10    Includes 22,402 Time-Based LTIP Units and OP Units held directly by Mr. Edelman. The remaining 20,075 shares are held by 3MB Associates, LLC, in which Mr. Edelman has an indirect pecuniary interest.
11    Includes 3,184 OP Units held directly by Mr. Spector and 100,000 Common Shares held by the Gerald A. Spector Revocable Trust, of which Mr. Spector is the trustee and a beneficiary.
12    Excludes 246,702 shares held by Crown Investment Series LLC – Series 45 (“Crown Series 45”), in which trusts established for the benefit of Mr. Star’s wife and children indirectly own interests. Mr. Star does not control such trusts or Crown Series 45 and disclaims beneficial ownership of the shares except to the extent of his pecuniary interest therein.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Review and Approval or Ratification of Transactions with Related Persons

Our Code of Business Conduct and Ethics prohibits trustees and executive officers from engaging in transactions that may result in a conflict of interest with us. However, the Code of Business Conduct and Ethics allows exceptions to this prohibition, but only if a majority of the disinterested trustees approves the transaction or the transaction has otherwise been approved pursuant to our Related Party Transaction Policy. According to our Related Party Transaction Policy and our Audit Committee’s charter, our Audit Committee must review any transaction involving a trustee, officer or 5% shareholder that may create a conflict of interest. The Audit Committee must either approve or reject the transaction or refer the transaction to the full Board, excluding any interested trustees.

Our Corporate Governance Guidelines and Code of Business Conduct and Ethics are available on our website, www.eqcre.com.

Related Person Transactions

Two North Riverside Plaza Joint Venture Limited Partnership

We lease office space for our corporate headquarters from Two North Riverside Plaza Joint Venture Limited Partnership, an entity associated with EGI, a private entrepreneurial investment firm founded by Sam Zell, our former Chairman who passed away on May 18, 2023. Messrs. Helfand and Weinberg continue to be advisors to EGI and certain other members of our team are expected to continue to have limited involvement in its activities.

Effective July 20, 2015, we entered into a lease with Two North Riverside Plaza Joint Venture Limited Partnership to occupy office space on the twentieth and twenty-first floors of Two North Riverside Plaza in Chicago, Illinois (the “Two North Office Lease”). The initial term of the lease was approximately five years, expiring on December 31, 2020. We made improvements to the office space utilizing the $0.7 million tenant improvement allowance pursuant to the lease.

In December 2021, we entered into an amendment to the Two North Office Lease extending the lease term for one year, through December 31, 2022, with no renewal options. The lease payment for the extended term was approximately $0.4 million.

In December 2022, we entered into an amendment to the Two North Office Lease extending the lease term for one year, through December 31, 2023, with no renewal options. The lease payment for the extended term was approximately $0.4 million.

In August 2023, we entered into an amendment to the Two North Office Lease extending the lease term for one year, through December 31, 2024, with no renewal options and contracting square feet to the existing space on the twentieth floor. The lease payment for the extended term is approximately $0.4 million.

Indemnification

The Maryland statute governing a REIT formed under the laws of Maryland, or the Maryland REIT law, permits a Maryland REIT to include in its charter a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty that is established in a judgment and is material to the cause of action. Our Declaration of Trust includes provisions limiting the liability of our trustees and officers for any debt, claim, demand, judgement decree, liability or obligation of any kind (in tort, contract or otherwise) of, against or with respect to the Company or arising out of any action take or omitted for or on behalf of the Company. Our Declaration of Trust further provides that no trustee, officer, employee or agent of the Trust shall be liable to the Company, the shareholders or any other person for any act or omission except for his or her own willful misfeasance, bad faith, gross negligence or reckless disregard of duty.

The Maryland REIT Law permits a Maryland REIT to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted by the Maryland General Corporation Law for directors, officers, employees and agents of Maryland corporations. The Maryland General Corporation Law (“MGCL”) permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they were, may be, or threatened to be, a party by reason of their service in those or other capacities unless it is established that:

•    the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;
•    the director or officer actually received an improper personal benefit in money, property or services; or

•    in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.
However, under the MGCL, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of the corporation or if the director or officer was adjudged to be liable to the corporation on the basis that a personal benefit was improperly received, unless in either case a court orders indemnification, and then only for expenses.

In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•    a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and
•    a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our Declaration of Trust and bylaws obligate us, to the fullest extent permitted by Maryland law, to indemnify and to pay, reimburse or advance reasonable expenses to:

•    any present or former trustee or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or
•    any individual who, while a trustee or officer of our company and at our request, serves or has served as a trustee, officer or partner of another corporation, REIT, limited liability company, partnership, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

Our Declaration of Trust and bylaws also permit us, with the approval of our Board, to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described in our Declaration of Trust and bylaws and to any employee or agent of our company or a predecessor of our company. Our bylaws specify that any indemnification or payment or reimbursement of the expenses as described above will be made in accordance with the procedures provided by the MGCL for directors of Maryland corporations.

MISCELLANEOUS

Other Matters to Come Before the Annual Meeting

No other matters are to be presented for action at the Annual Meeting other than as set forth in this Proxy Statement. If other matters properly come before the meeting, however, the persons named in the proxy card will vote all proxies solicited by this Proxy Statement as recommended by the Board, or, if no such recommendation is given, in their own discretion.

Shareholder Proposals and Nominations for the 2025 Annual Meeting of Shareholders

Shareholder proposals intended to be presented pursuant to Rule 14a-8 under the Exchange Act at our 2025 annual meeting of shareholders must be received at our principal executive offices on or before December 26, 2024, in order to be considered for inclusion in our proxy statement for our 2025 annual meeting of shareholders, provided that if we hold our 2025 annual meeting on a date that is more than 30 days before or after June 18, 2025, shareholders must submit proposals for inclusion in our 2025 proxy statement within a reasonable time before we begin to print our proxy materials. Under Rule 14a-8, we are not required to include shareholder proposals in our proxy materials unless conditions specified in the rule are met.

In addition, any shareholder who wishes to propose a nominee to the Board or propose any other business to be considered by the shareholders (other than a shareholder proposal included in our proxy materials pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act) must comply with the advance notice provisions and other requirements of Article II, Section 12 of our current bylaws, which are on file with the SEC and may be obtained from Investor Relations upon request. These notice provisions require that nominations of persons for election to the Board and the proposal of business to be considered by the shareholders for the 2025 annual meeting must be received no earlier than November 26, 2024 and no later than 5:00 p.m., Central Time, December 26, 2024. However, in the event that the 2025 annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the Annual Meeting, notice by the shareholder to be timely must be received no earlier than the 150th day prior to the date of the meeting and not later than 5:00 p.m., Central Time, on the later of the 120th day prior to the date of the meeting or the tenth day following the date of the first public announcement of the meeting.

In addition to satisfying the foregoing requirements under our current bylaws, to comply with the universal proxy rules, any shareholder who intends to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Company that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 19, 2025. However, in the event that the 2025 annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the Annual Meeting, notice by the shareholder to be timely must be received no later than 5:00 p.m., Central Time, on the later of the 60th day prior to the date of the meeting or the tenth day following the date of the first public announcement of the meeting.

Householding of Annual Meeting Materials

Some banks, brokers and other record holders of our Common Shares may participate in the practice of “householding” proxy statements, annual reports and Notices of Internet Availability of those documents. This means that, unless shareholders give contrary instructions, only one copy of our proxy statement, annual report or Notice of Internet Availability may be sent to multiple shareholders in each household. We will promptly deliver a separate copy of any of those documents to you if you write to us at Investor Relations, Equity Commonwealth, Two North Riverside Plaza, Suite 2000, Chicago, Illinois 60606, or call us at (312) 646-2801. If you want to receive separate copies of our proxy statement, annual report or Notice of Internet Availability in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other record holder, or you may contact us at the above address or telephone number.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 18, 2024

This Proxy Statement and our 2023 Annual Report are available on our website at www.eqcre.com. In addition, our shareholders may access this information, as well as transmit their voting instructions, at www.proxyvote.com by having their proxy card and related instructions in hand.

Additional copies of this Proxy Statement and our Annual Report will be furnished to our shareholders upon written request to the Corporate Secretary at the mailing address for our executive offices set forth on the first page of this Proxy Statement. If requested by eligible shareholders, we will provide copies of exhibits to our Annual Report on Form 10-K for the year ended December 31, 2023 for a reasonable fee.

By Order of the Board of Trustees

Orrin S. Shifrin
Executive Vice President,
General Counsel and Secretary
Chicago, Illinois
April 29, 2024

SCAN TO VIEW MATERIALS & VOTE

AUTHORIZE YOUR PROXY BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 17, 2024. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/EQC2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

AUTHORIZE YOUR PROXY BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 17, 2024. Have your proxy card in hand when you call and then follow the instructions.

AUTHORIZE YOUR PROXY BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Equity Commonwealth, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Equity Commonwealth in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically by e-mail or over the internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V38487-P06468

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

EQUITY COMMONWEALTH

Our Board of Trustees Recommends You Vote "FOR" the Nominees for Trustee in Proposal 1 and "FOR" Proposals 2 and 3.

	For All	Withhold All	For All Except
1. To elect the nominees named in our proxy statement to our Board of Trustees	☐	☐	☐

01) David A. Helfand
02) Ellen-Blair Chube
03) Martin L. Edelman
04) Peter Linneman
05) Mary Jane Robertson
06) Gerald A. Spector
07) James A. Star

Our Board recommends you vote "FOR" Proposal 1.

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

	For	Against	Abstain
2. To approve, on a non-binding advisory basis, the compensation of our named executive officers. **Our Board recommends you vote "FOR" Proposal 2.**	☐	☐	☐
3. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024. **Our Board recommends you vote "FOR" Proposal 3.**	☐	☐	☐

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED "FOR" THE NOMINEES FOR TRUSTEE IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3.

TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE PROXIES, IN THEIR DISCRETION, ARE AUTHORIZED TO VOTE AND OTHERWISE REPRESENT THE UNDERSIGNED ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR AT ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

(**NOTE:** Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name by authorized officer, indicating title. If a partnership, please sign in partnership name by authorized person indicating title.)

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

EQUITY COMMONWEALTH
ANNUAL MEETING OF SHAREHOLDERS
June 18, 2024, 1:30 p.m. Central Time
www.virtualshareholdermeeting.com/EQC2024

V38488-P06468

EQUITY COMMONWEALTH

Proxy

Important Notice Regarding Internet Availability of Proxy Materials: The proxy materials for the Equity Commonwealth annual meeting of shareholders, including our annual report and proxy statement, are available on the internet.

This proxy is solicited on behalf of the Board of Trustees of Equity Commonwealth.

The undersigned shareholder of Equity Commonwealth, a Maryland real estate investment trust, or the Company, hereby appoints David A. Helfand and Orrin S. Shifrin, or any of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the annual meeting of shareholders of the Company to be held virtually at www.virtualshareholdermeeting.com/EQC2024 on June 18, 2024, at 1:30 p.m. Central Time, and any postponement or adjournment thereof, to cast on behalf of the undersigned all the votes that the undersigned is entitled to cast at the meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the notice of annual meeting of shareholders and of the accompanying proxy statement, each of which is incorporated herein by reference, and revokes any proxy heretofore given with respect to the meeting.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED ON THE REVERSE SIDE HEREOF. IF THIS PROXY IS EXECUTED, BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" THE NOMINEES FOR TRUSTEE IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3. ADDITIONALLY, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST BY THE PROXIES, IN THEIR DISCRETION, ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

See reverse for voting instructions.